Exhibit 10.7

                                   EXHIBIT "C"

   Attached to and made a part of that certain Participation Agreement dated effective June 20, 2006, by and between Newfield Exploration Company and
                          Ridgewood Energy Corporation


                          OFFSHORE OPERATING AGREEMENT


                             DATED JANUARY 17, 2006


                                     BETWEEN


                          NEWFIELD EXPLORATION COMPANY
                                  (As Operator)


                                       AND


                          RIDGEWOOD ENERGY CORPORATION
                                      AND
                               NORTHSTAR GOM, LLC
                               (as non-Operators)


                                  WEST CAMERON
                                    BLOCK 593

                                   OCS-G 02023

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                                    CONTENTS

PRELIMINARY RECITALS .......................................................1

ARTICLE 1:   APPLICATION ...................................................1
1.1    Application to Each Lease ...........................................1

ARTICLE 2:   DEFINITIONS ...................................................1
2.1    Additional Testing ..................................................1
2.2    Affiliate ...........................................................1
2.3    Authorization For Expenditure (AFE) .................................1
2.4    Complete, Completing, Completion ....................................1
2.5    Completion Equipment ................................................1
2.6    Confidential Data ...................................................1
2.7    Deepen, Deepening ...................................................1
2.8    Development Operation ...............................................1
2.9    Development Well ....................................................1
2.10   Exploratory Operation ...............................................1
2.11   Exploratory Well ....................................................2
2.12   Export Pipelines ....................................................2
2.13   Force Majeure .......................................................2
2.14   Hydrocarbons ........................................................2
2.15   Joint Account .......................................................2
2.16   Lease ...............................................................2
2.17   MMS .................................................................2
2.18   Non-consent Operation ...............................................2
2.19   Non-consent Platform ................................................2
2.20   Non-consent Well ....................................................2
2.21   Non-operator ........................................................2
2,22   Non-participating Party .............................................2
2.23   Non-participating Party's Share .....................................2
2.24   Objective Depth .....................................................2
2.25   Objective Horizon ...................................................2
2.26   Offsite Host Facilities .............................................2
2.27   Operator ............................................................2
2.28   Participating Interest ..............................................2
2.29   Participating Party .................................................2
2.30   Platform ............................................................2
2.31   Processing Facilities ...............................................3
2.32   Producible Reservoir ................................................3
2.33   Producible Well .....................................................3
2.34   Production Interval .................................................3
2.35   Recomplete, Recompleting, Recompletion ..............................3
2.36   Rework, Reworking ...................................................3
2.37   Sidetrack, Sidetracking .............................................3
2.38   Take-in-Kind Facilities .............................................3
2.39   Transfer of Interest ................................................3
2.40   Working Interest ....................................................3
2.41   Initial Exploratory Well ............................................3

ARTICLE 3:   EXHIBITS ......................................................3
3.1    Exhibits ............................................................3
       3.1.1        Exhibit "A" ............................................3
       3.1.2        Exhibit "B" ............................................3
       3.1.3        Exhibit "C" ............................................4
       3.1.4        Exhibit "D" ............................................4
       3.1.5        Exhibit "E" ............................................4
       3.1.6        Exhibit "F" ............................................4
3.2 Conflicts ..............................................................4

ARTICLE 4:   OPERATOR ......................................................4
4.1    Operator ............................................................4
4.2    Substitute Operator .................................................4
       4.2.1  Circumstances Under Which the Operator Must Conduct a
              Non-Consent Operation ........................................4
       4.2.2  Operator's Conduct of a Non-Consent Operation in .............4
              which it is a Non-participating Party ........................4
       4.2.3  Appointment of a Substitute Operator .........................4
       4.2.4  Redesignation of Operator ....................................5
4.3    Resignation of Operator .............................................5


                                       i
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                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

4.4    Removal of Operator .................................................5
4.5    Selection of Successor ..............................................5
4.6    Effective Date of Resignation or Removal ............................6
4.7    Delivery of Property ................................................6

ARTICLE 5:   AUTHORITY AND DUTIES OF OPERATOR...............................6
5.1    Exclusive Right to Operate ..........................................6
5.2    Workmanlike Conduct .................................................6
5.3    Liens and Encumbrances ..............................................6
5.4    Employees and Contractors ...........................................6
5.5    Records .............................................................6
5.6    Compliance ..........................................................7
5.7    Contractors .........................................................7
5.8    Governmental Reports ................................................7
5.9    Information to Participating Parties ................................7
5.10   Information to Non-participating Parties ............................7


ARTICLE 6:   VOTING AND VOTING PROCEDURES ..................................8
6.1    Voting Procedures ...................................................8
       6.1.1      Voting Interest ..........................................8
       6.1.2      Vote Required ............................................8
       6.1.3      Votes ....................................................8
       6.1.4      Meeting ..................................................8

ARTICLE 7:   ACCESS ........................................................8
7.1    Access to Lease .....................................................8
7.2    Reports .............................................................8
7.3    Confidentiality .....................................................8
7.4    Limited Disclosure ..................................................8
7.5    Media Releases ......................................................9

ARTICLE 8:   EXPENDITURES ..................................................9
8.1    Basis of Charge to the Parties ......................................9
8.2    AFEs ................................................................9
8.3    Emergency and Required Expenditures .................................9
8.4    Advance Billings ....................................................9
8.5    Commingling of Funds ................................................9
8.6    Security Rights .....................................................9
8.7    Over expenditures (Optional Provision) .............................14

ARTICLE 9:   NOTICES ......................................................14
9.1    Giving and Receiving Notices .......................................14
9.2    Content of Notice ..................................................15
9.3    Response to Notices ................................................15
       9.3.1      Platform and/or Processing Facilities Construction ......15
       9.3.2      Proposal Without Platform and/or Processing Facilities...15
       9.3.3      Proposal for Multiple Operations ........................15
       9.3.4      Other Matters ...........................................15
9.4    Failure to Respond .................................................15
9.5    Response to Counterproposals .......................................15
9.6    Timely Well Operations .............................................15
9.7    Timely Platform/Processing Facilities Operations ...................15

ARTICLE 10:  EXPLORATORY OPERATIONS .......................................16
10.1   Proposing Operations ...............................................16
10.2   Counterproposals ...................................................16
10.3   Operations by All Parties ..........................................16
10.4   Second Opportunity to Participate ..................................16
10.5   Operations by Fewer Than All Parties ...............................16
10.6   Expenditures Approved ..............................................17
10.7   Conduct of Operations ..............................................17
10.8   Course of Action After Reaching Objective Depth ....................17
       10.8.1 Election by Participating Parties ...........................17
       10.8.2 Priority of Operations ......................................17
       10.8.3 Second Opportunity to Participate ...........................18
       10.8.4 Operations by Fewer Than All Parties ........................18
       10.8.5 Subsequent Operations .......................................18
       10.8.6 Restoration of Damaged Well (Optional Provision) ............18
10.9  Wells Proposed Below Deepest Producible Reservoir ...................19


                                       ii
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                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

ARTICLE 11:  DEVELOPMENT OPERATIONS .......................................19
11.1   Proposing Operations ...............................................19
11.2   Counterproposals ...................................................19
11.3   Operations by All Parties ..........................................19
11.4   Second Opportunity to Participate ..................................19
11.5   Operations by Fewer Than All Parties ...............................19
11.6   Expenditures Approved ..............................................20
11.7   Conduct of Operations ..............................................20
11.8   Course of Action After Reaching Objective Depth ....................20
       11.8.1 Election by Fewer Than All Parties ..........................20
       11.8.2 Priority of Operations ......................................20
       11.8.3 Second Opportunity to Participate ...........................21
       11.8.4 Operations by Fewer Than All Parties ........................21
       11.8.5 Subsequent Operations .......................................21
       11.8.6 Restoration of Damaged Well (Optional Provision) ............21

ARTICLE 12:  PLATFORM AND PROCESSING FACILITIES ...........................22
12.1   Approval ...........................................................22
12.2   Counterproposals ...................................................22
       12.2.1     Operations by All Parties ...............................22
       12.2.2     Second Opportunity to Participate .......................22
       12.2.3     Operations by Fewer Than All Parties ....................22
12.3   Ownership and Use of the Platform and Processing Facilities ........23
12.4   Right to Take in Kind ..............................................23
12.5   Expansion or Modification of a Platform and/or Processing
       Facilities .........................................................23

ARTICLE 13:  NON-CONSENT OPERATIONS .......................................23
13.1   Non-consent Operations .............................................23
       13.1.1     Non-interference ........................................23
       13.1.2     Multiple Completion Limitation ..........................23
       13.1.3     Metering ................................................23
       13.1.4     Non-consent Well ........................................24
       13.1.5     Cost Information ........................................24
       13.1.6     Completions .............................................24
13.2   Relinquishment of Interest .........................................24
       13.2.1 Production Reversion Recoupment .............................24
       13.2.2 Non-production Reversion ....................................25
13.3   Deepening or Sidetracking of Non-consent Well ......................25
13.4   Deepening or Sidetracking Cost Adjustments .........................25
13.5   Subsequent Operations in Non-consent Well ..........................26
13.6   Operations in a Production Interval ................................26
13.7   Operations from Non-consent Platform ...............................26
13.8   Discovery or Extension from Non-consent Drilling ...................26
13.9   Allocation of Platform/Processing Facilities Costs to Non-consent
       Operations .........................................................27
       13.9.1     Charges .................................................27
       13.9.2     Operating and Maintenance Charges .......................27
13.10  Allocation of Costs Between Zones ..................................28
13.11  Lease Maintenance Operations .......................................28
       13.11.1    Participation in Lease Maintenance Operations ...........28
       13.11.2    Accounting for Non-participation ........................28
13.12   Retention of Lease by Non-consent Well ............................28

ARTICLE 14:  ABANDONMENT, SALVAGE, AND SURPLUS ............................29
14.1   Platform Salvage and Removal Costs .................................29
14.2   Abandonment of Platforms, Processing Facilities or Wells ...........29
14.3   Assignment of Interest .............................................29
14.4   Abandonment Operations Required by Governmental Authority ..........29
14.5   Disposal of Surplus Material .......................................29

ARTICLE 15-  WITHDRAWAL ...................................................30
15.1   Right to Withdraw ..................................................30
15.2   Response to Withdrawal Notice ......................................30
       15.2.1     Unanimous Withdrawal ....................................30
       15.2.2     No Additional Withdrawing Parties .......................30
       15.2.3     Acceptance of the Withdrawing Parties' Interests ........30
       15.2.4     Effects of Withdrawal ...................................30
15.3   Limitation Upon and Conditions of Withdrawal .......................31
       15.3.2     Confidentiality .........................................31
       15.3.3     Emergencies and Force Majeure ...........................31


                                       iii
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                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

ARTICLE 16:  RENTALS, ROYALTIES, AND OTHER PAYMENTS .......................31
16.1   Overriding Royalty and Other Burdens ...............................31
16.2   Subsequently Created Interest ......................................32
16.3   Payment of Rentals and Minimum Royalties ...........................32
16.4   Non-participation in Payments ......................................32
16.5   Royalty Payments ...................................................32

ARTICLE 17:  TAXES ........................................................32
17.1   Property Taxes .....................................................32
17.2   Contest of Property Tax Valuation ..................................32
17.3   Production and Severance Taxes .....................................33
17.4   Other Taxes and Assessments ........................................33

ARTICLE 18:  INSURANCE ....................................................33
18.1   Insurance ..........................................................33
18.2   Bonds ..............................................................33

ARTICLE 19:  LIABILITY, CLAIMS, AND LAWSUITS ..............................33
19.1   Individual Obligations .............................................33
19.2   Notice of Claim or Lawsuit .........................................33
19.3   Settlements ........................................................33
19.4   Defense of Claim and Lawsuits ......................................33
19.5   Liability for Damages ..............................................34
19.6   Indemnification for Non-Consent Operations .........................34
19.7   Damage to Reservoir, Loss of Reserves and Profit ...................34
19.8   Non-Essential Personnel ............................................34

ARTICLE 20:  INTERNAL REVENUE PROVISION ...................................34
20.1   Internal Revenue Provision .........................................34

ARTICLE 21:  CONTRIBUTIONS ................................................34
21.1   Notice of Contributions Other Than Advances for Sale of
       Production .........................................................34
21.2   Cash Contributions .................................................35
21.3   Acreage Contributions ..............................................35

ARTICLE 22:  DISPOSITION OF PRODUCTION ....................................35
22.1   Take-in-Kind Facilities ............................................35
22.2   Duty to Take in Kind ...............................................35
22.3   Failure to Take in Kind ............................................35
22.4   Expenses of Delivery in Kind .......................................35

ARTICLE 23:  APPLICABLE LAW ...............................................36
23.1   Applicable Law .....................................................36

ARTICLE 24:  LAWS, REGULATIONS, AND NONDISCRIMINATION .....................36
24.1   Laws and Regulations ...............................................36
24.2   Nondiscrimination ..................................................36

ARTICLE 25:  FORCE MAJEURE ................................................36
25.1   Force Majeure ......................................................36

ARTICLE 26:  SUCCESSORS AND ASSIGNS .......................................36
26.1   Transfer of Interest ...............................................36
       26.1.1     Exceptions to Transfer Notice ...........................36
       26.1.2     Effective Date of Transfer of Interest ..................36
       26.1.3     Form of Transfer of Interest ............................37
       26.1.4     Warranty ................................................37

ARTICLE 27:  ADMINISTRATIVE PROVISIONS ....................................37
27.1   Term ...............................................................37
27.2   Waiver .............................................................37
27.3   Waiver of Right to Partition .......................................37
27.4   Compliance with Laws and Regulations ...............................37
       27.4.1     Severance of Invalid Provisions .........................37
       27.4.2     Fair and Equal Employment ...............................37
27.5   Construction and Interpretation of this Agreement ..................38


                                       iv
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                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

       27.5.1     Headings for Convenience ................................38
       27.5.2     Article References ......................................38
       27.5.3     Gender and Number .......................................38
       27.5.4     Joint Preparation .......................................38
       27.5.5     Integrated Agreement ....................................38
       27.5.6     Binding Effect ..........................................38
       27.5.7     Further Assurances ......................................38
       27.5.8     Counterpart Execution ...................................38

                          OFFSHORE OPERATING AGREEMENT
             OCS-G 02023 (Portion of West Cameron Area, Block 593)

                    Newfield Exploration Company - Operator
    Ridgewood Energy Corporation and Northstar Gulfsands, LLC - Non-Operators

       THIS AGREEMENT, made effective the 17th day of January, 2006, by the signers hereof, their respective heirs, successors, legal representatives, and assigns, herein referred to collectively as the "Parties" and individually as a "Party".

                                  WITNESSETH:

       WHEREAS, the Parties own the one or more oil and gas Leases identified in Exhibit "A" and desire to explore, develop, produce, and operate those Leases.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants in this Agreement, the Parties agree as follows:

                                   ARTICLE 1
                                  APPLICATION

       1.1 Application to Each Lease. If there is more than one Lease identified in Exhibit "A," this Agreement shall be applicable to all Leases collectively for the purposes herein, and all Leases shall be considered as being covered collectively by this operating agreement.

                                    ARTICLE 2
                                   DEFINITIONS

       2.1 Additional Testing. An operation not previously approved in the AFE and proposed for the specific purpose of obtaining additional subsurface data.

       2.2 Affiliate. (A) For a person, another person that controls, is controlled by or is under common control with that person. In this definition,
(a) "control" means the possession by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests), and (b) "person" means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity; or (B) As may be further defined, if applicable, as any limited liability company whereby a person is designated general manager having full, exclusive and complete discretion in the management and control of said entity.

       2.3 Authorization For Expenditure (AFE). An authority to expend funds prepared by a Party to estimate the costs to be incurred in conducting an operation under this Agreement.

       2.4 Complete, Completing, Completion. An operation to complete a well for initial Hydrocarbon production in one or more Producible Reservoirs, including, but not limited to, setting production casing, perforating the casing, stimulating the well, installing Completion Equipment, and/or conducting production tests.

       2.5 Completion Equipment. That certain equipment on an Exploratory Well or a Development Well that is required to be installed prior to the movement of a well-completion rig of that well

               (A) under 30 CFR 250.502, or any succeeding order or regulation issued by the MMS, up to and including the tree, and

               (B) by any other regulatory agency, including, but not limited to, a caisson and navigational aids.

       2.6 Confidential Data. The information and data obtained under this Agreement, including, but not limited to, geological, geophysical, and reservoir information; originals and copies of logs; and other information about the progress, tests, or results of a well drilled or an operation conducted under this Agreement, except data or information that becomes public, other than by breach of this Agreement.

       2.7 Deepen, Deepening. A drilling operation conducted in an existing wellbore below the Objective Depth to which the well was previously drilled.

       2.8 Development Operation. An operation on the Lease other than an Exploratory Operation.

       2.9 Development Well. A well or portion of a well proposed as a Development Operation,

       2.10 Exploratory Operation. An operation that is conducted on the Lease and that is any of the following:

               (A)  proposed to Complete an Exploratory Well;

               (B) proposed for an Objective Horizon that is not a Producible Reservoir;

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

               (C) proposed for an Objective Horizon that has a Producible Well, but that will be penetrated at a location where the distance between the midpoint of the Objective Horizon to be penetrated by the proposed operation and the midpoint of the same Objective Horizon where it is actually penetrated by a Producible Well will be at least three thousand (3,000) feet for a gas Completion and at least two thousand (2,000) feet for an oil Completion;

               (D) proposed for an Objective Horizon that is unanimously agreed by the Parties not to be in an existing Producible Reservoir.

       2.11 Exploratory Well. A well or portion of a well proposed as an Exploratory Operation.

       2.12 Export Pipelines: Pipelines to which a gathering line or lateral line downstream of the Platform and/or Processing Facilities or, if there is no Platform, the Completion Equipment, is connected and which are used to transport Hydrocarbons or produced water to shore.

       2.13 Force Majeure: An event or cause that is reasonably beyond the control of the Party claiming the existence of such event or cause, which includes, but is not limited to, a flood, storm, hurricane, loop current/eddy, or other act of God, a fire, loss of well control, oil spill, or other environmental catastrophe, a war, a civil disturbance, a labor dispute, a strike, a lockout, compliance with a law, order, rule, or regulation, governmental action or delay in granting necessary permits or permit approvals, and the inability to secure materials or a rig.

       2.14 Hydrocarbons. Oil and/or gas and associated liquid and gaseous by-products (except helium) which may be produced from a well bore located on the Lease.

       2.15 Joint Account. This term has the same definition as the defined term "Joint Account in Exhibit "C" (Accounting Procedure).

       2.16 Lease. The portion of the oil and gas lease identified in Exhibit "A", limited to the lands covered thereby.

       2.17 MMS. The Minerals Management Service, United States Department of Interior, or its successor agency.

       2.18 Non-consent Operation. An operation conducted on the Lease by fewer than all Parties, which subjects the Non-participating Party to
Article 13 (Non-Consent Operations).

       2.19 Non-consent Platform. A Platform owned by fewer than all Parties.

       2.20 Non-consent Well. An Exploratory Well or a Development Well owned by fewer than all Parties.

       2.21     Non-operator. A Party other than the Operator.

       2.22     Non-participating Party. A Party other than a Participating
Party.

       2.23 Non-participating Party's Share. The Participating Interest that a Non-participating Party would have had if all Parties had participated in the operation.

       2.24 Objective Depth. A depth sufficient to test the lesser of the Objective Horizon or the specific footage depth stated in the Authorization for Expenditure.

       2.25 Objective Horizon. The interval consisting of the deepest zone, formation, or horizon to be tested in an Exploratory Well, Development Well, Deepening operation, or Sidetracking operation, as stated in the Authorization for Expenditure.

       2.26     Offsite Host Facilities: Processing and handling facilities that
(a) are located of the Lease and (b) are either owned by one or more third parties or by one or more Participating Parties in a well, whose interests in the processing and handling facilities differ from their respective Working Interest shares in the well.

       2.27 Operator. The Party designated in Article 4.1 (Designation of the Operator), a successor Operator selected under Article 4.5 (Selection of Successor Operator), and, if applicable, a substitute Operator selected under Article 4.2 (Substitute operator).

       2.28 Participating Interest. The percentage of the costs and risks of conducting an operation under this Agreement that a Participating Party agrees, or is otherwise obligated, to pay and bear.

       2.29 Participating Party. A Party that executes an AFE for a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under this Agreement.

       2.30 Platform. An offshore structure that supports Wells, Completion Equipment, or Processing Facilities, whether fixed, compliant, or floating, and the components of that structure, including, but not limited to, caissons or well protectors, rising above the water line and used for the exploration,
                                       2
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                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

development, or production of Hydrocarbons from the Lease. The term "Platform" shall also mean an offshore subsea structure or template (excluding templates used for drilling operations) and any component thereof (including, but not limited to, flow lines and control systems, other than those installed in connection with Completion of a well) that is attached to the sea floor and used to obtain production of Hydrocarbons from the Lease.

       2.31 Processing Facilities. Production equipment other than Completion Equipment that is installed on or outside the Lease in order to handle or process Hydrocarbon production. Processing Facilities include, but are not limited to,


               (A)  compression, separation, dehydration and metering equipment,

               (B) the flowlines, gathering lines or lateral lines that deliver Hydrocarbons and water

                    1) from the Completion Equipment to the Platform and/or Processing Facilities or to Offsite Host Facilities, or

                    2)   from the Platform to Export Pipelines, and

               (C)  injection and disposal wells.

Processing Facilities exclude (1) Platforms, (2) Export Pipelines, and
(3) Take-in-Kind Facilities.

       2.32     Producible Reservoir. An underground accumulation of oil or gas
(a) in a single and separate natural pool characterized by a distinct pressure system, (b) not in oil or gas communication with another accumulation of oil or gas, and (c) into which a Producible Well has been drilled.

       2.33 Producible Well. A well that is drilled under this Agreement and that (a) is producing oil or gas; or, (b) is determined to be, or meets the criteria for being determined to be, capable of producing oil or gas in paying quantities under an applicable order or regulation issued by the governmental authority having jurisdiction.

       2.34 Production Interval. A zone or interval producing or capable of producing Hydrocarbons from a well without Reworking operations.

       2.35 Recomplete, Recompleting, Recompletion. An operation whereby a Completion in one Producible Reservoir is abandoned in order to attempt a Completion in a different Producible Reservoir within the existing wellbore.

       2.36 Rework, Reworking. An operation conducted in a well, after it has been Completed in one or more Producible Reservoirs, to restore, maintain, or improve Hydrocarbon production from one or more of those Producible Reservoirs, but specifically excluding drilling, Sidetracking, Deepening, Completing, or Recompleting the well.

       2.37 Sidetrack, Sidetracking. The directional control and intentional deviation of a well to change the bottom-hole location, whether it be to the original Objective Depth or formation or another bottom hole location not deeper than the stratigraphic equivalent of the initial Objective Depth, unless the intentional deviation is done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties.

       2.38 Take-in-Kind Facilities: Facilities which (i) are not paid for by the Joint Account and (ii) are installed for the benefit and use of a particular Party or Parties to take its or their share of Hydrocarbon production in kind.

       2.39 Transfer of Interest. A conveyance, assignment, transfer, farmout, exchange, or other disposition of all or part of a Party's Working Interest.

       2.40 Working Interest. The ownership of each Party in and to the Lease and all wells, equipment, Platform, and Processing Facilities, located on the Lease, as well as all Hydrocarbon production from the Lease, in the percentage set forth in Exhibit "A" except as otherwise provided by this Agreement

       2.41     Initial Exploratory Well. The first well drilled on the Lease.


                                    ARTICLE 3
                                    EXHIBITS

       3.1 Exhibits. The following exhibits are attached to this Agreement and incorporated into this Agreement by reference:

               3.1.1 Exhibit "A." Operator, Description of Leases, Division of
                     Interests, Permitted Encumbrances and Notification
                     Addresses.

               3.1.2 Exhibit "B." Insurance Provisions.

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                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

               3.1.3  Exhibit "C." Accounting Procedure.

               3.1.4  Exhibit "D. Non-discrimination Provisions.

               3.1.5  Exhibit "E." Gas Balancing Agreement.

               3.1.6 Exhibit "F." Declaration of Operating Agreement and Financing Statement.

       3.2 Conflicts. If a provision of an exhibit, except Exhibits "D" or "E" is inconsistent with a provision in the body of this Agreement, the provision in the body of this Agreement shall prevail. If a provision of Exhibit "D" or 1 inconsistent with a provision in the body of this Agreement, however, the provision of the exhibit shall prevail.


                                    ARTICLE 4
                                    OPERATOR

       4.1 Operator. Newfield Exploration Company is designated as the Operator of the Lease. The Parties promptly execute and file all documents required by the MMS in connection with the designation of Newfield as Operator with the designation of any other Party as a substitute or successor Operator.

       4.2      Substitute Operator. Except as otherwise provided in Article
4.2.1 (Circumstances Under Which Operator Must Conduct a Non-Consent Operation), if the Operator becomes a Non-participating Party in a Non-consent Operation, the Participating Parties may approve the designation of any Participating Party as the substitute Operator by the vote of two (2) or more Participating Parties having fifty percent (50%) of the Participating Interests. The substitute Operator shall serve only (a) for the Non-consent Operation, (b) of the Lease affected by the Non-consent Operation, subject to these limitations, and (c) with the same authority, rights, obligations, and duties as the operator. If a Non-operator is the only Participating Party in a Non-consent Operation, then the Non-operator shall be designated as the substitute Operator for that Non-consent Operation, with no vote required, unless the Non-operator elects not to accept designation. No Non-operator shall ever be designated as a substitute Operator against its will. If a substitute Operator is not designated under the foregoing procedures, the Operator shall, upon the unanimous agreement of the Participating Parties and the Operator, conduct the Non-consent Operation on behalf of the Participating Parties and at the Participating Parties' sole cost and risk under Article 13 (Non-Consent Operations).

               4.2.1. Circumstances Under Which the Operator Must Conduct a
                      Non-Consent Operation.
               If:

               (A) a drilling rig is on location and the Operator becomes a Non-participating Party supplemental APE for an Exploratory Operation, or Development Operation; or,

               (B) the Operator becomes a Non-participating Party in an operation to be conducted from a Platform operated by the Operator, the Operator, as a Non-participating Party, conduct the Non-consent Operation on behalf of the Participating Parties and a, Participating Parties' sole cost and risk under Article 13 (Non-Consent Operations).

               4.2.2 Operator's Conduct of a Non-Consent Operation in which it is a Non-participating Party.

               When, under Article 4.2 (Substitute Operator) or Article 4.2.1 (Circumstances Under Which Operator Must Conduct a Non-Consent Operation), the Operator conducts a Non-consent Operation in which it is a Non-participating Party, it shall follow the practices and standards in Article 5 (Exclusive Right to Operate). The Operator shall not be required to proceed with the Non-consent Operation until the Participating Parties advanced the costs of the Non-consent Operation to the Operator. The Operator shall never be obligated to ex any of its own fends for the Non-consent Operation.

               4.2.3. Appointment of a Substitute Operator. After expiration of all applicable response periods for the Non-consent Operation and selection of a substitute Operator, each Party shall promptly provide the substitute Operator with the appropriate MMS designation of operator forms and designation of oil responsibility forms. The Operator and the substitute Operator shall coordinate the change of operatorship to avoid interfering with ongoing activities and operations, if any, including but not limited to, lease maintenance acts and operations.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

               4.2.4. Redesignation of Operator. Within thirty (30) days after conclusion of the Non-consent Operation, all Parties shall execute and provide the Operator with the appropriate MMS designation of operate forms and designation of oil spill responsibility forms to return operatorship to the Operator, thereby superseding the Parties' designation of the substitute operator under Article 4.23 (Appointment of a Substitute Operator).

       4.3 Resignation of Operator. Subject to Article 4.5 (Selection of Successor), The Operator may resig3 at any time by giving written notice to the Parties, except that the Operator may not resign during a Force Majeure or an emergency that poses a threat to life, safety, property, or the environment. If the Operator ceases to own Working Interest, the Operator automatically shall be deemed to have resigned as the Operator without any action b the Non-operators.

       4.4 Removal of Operator. Operator may be removed by an affirmative vote of two (2) or more of the Parties owning a combined Working Interest of fifty percent (50%) or more of the remaining Working Interest after excluding the Operator's Working Interest if:

               (A) Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relic of debtors;

               (B) a receiver is appointed for Operator or for substantially all of its property or affairs;

               (C) A Transfer of Interest by the Operator (excluding an interest assigned to an Affiliate) reduce the Operator's Working Interest to less than twenty-five percent (25%), whether accomplished by one or more Transfer of Interest.

               (D) Operator commits a substantial breach of a material provision of this Agreement and fails to cure the breach within thirty (30) days after notice of the breach.

               (E) Operator proposes to enter into a Transfer of Interest of more than fifty percent (50%) of its Working Interest to a third party, advising that the interest is available for transfer on stated terms or soliciting offers, bids, or other term of transfer.

If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and if a federal bankruptcy court prevents the removal of Operator, all Non-operators and Operator shall comprise an interim operating committee to operate until Operator has elected to reject or assume this Agreement under the Bankruptcy Code. A election by Operator as a debtor-in-possession or by a trustee in bankruptcy to reject this Agreement shall be deemed to be a resignation by Operator without any action by the Non-operators, except the selection of a successor. To b effective, a vote to remove Operator for any cause described above must be taken within sixty (60) days after a Nor operator receives actual knowledge of the cause. A change of corporate name or structure of Operator or a transfer of Operator's interest to a single Affiliate shall not be deemed to be a resignation or basis for removing Operate. Subject to Article 8.7 (Unpaid Charges and Default), the resignation or removal of operator shall become effective at the earlier of (a) 7:00 a.m. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by Non-operators to remove Operator, or (b) the time when a successor Operator assumes the duties of Operator.

       4.5 Selection of Successor. Upon resignation or removal of Operator, a successor Operator shall be selected from among the Parties by an affirmative vote of two (2) or more Parties having a combined Working Interest of fifty percent (50%) or more. If the resigned or removed Operator is not entitled to vote, fails to vote, a votes only to succeed itself, then the successor Operator shall be selected by the affirmative vote of the Parties owning a combined Working Interest of fifty percent (50%) or more of the remaining Working Interest after excluding the Working Interest of the resigned or removed Operator. If the Operator assigns all or a part of its Working Interest, then under Article 4.3 (Resignation of Operator) or Article 4.4. (C), the Party who acquired all or part of the former Operator's Working Interest shall not be excluded from voting for a successor Operator. If the are only two Parties to this Agreement when the Operator resigns or is removed, then the Non-operator automatically has the right, but not the obligation, to become the Operator. If no Party is willing to become the Operator, this Agreement shall terminate under
Article 27.1 (Term).

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

       4.6 Effective Date of Resignation or Removal. The resignation or removal of the Operator shall become effective as soon as practical but no later than 7:00 a.m. on the first day of the month following a period of ninety (90) days after the date of resignation or removal, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator by the MMS. In no event shall the resignation or removal of Operator become effective unless and until a successor Operator has assumed the duties of Operator. The resignation or removal of the outgoing Operator shall not prejudice any rights, obligations, or liabilities resulting from its operatorship. The successor Operator may charge the Joint Account for the reasonable costs incurred in connection with the change of operatorship.

       4.7 Delivery of Property. On the effective date of resignation or removal of the Operator, the outgoing Operator shall deliver to the successor Operator possession of all items purchased for the Joint Account under this Agreement, all Hydrocarbons that are not the separate property of a Party, all equipment, materials, and appurtenances purchased for the Joint Account under this Agreement, and all books, records, and inventories relating to the Joint Account (other than those books, records, and inventories maintained by the outgoing Operator as the owner of a Working Interest). The outgoing Operator shall distribute or return all funds related to the Joint Account to the Parties who contributed the funds or are otherwise entitled to receive the funds under this Agreement. The outgoing Operator shall further use its reasonable efforts to transfer to the successor Operator, as of the effective date of the resignation or removal, its rights as Operator under all contracts exclusively relating to the activities or operations conducted under this Agreement, and the successor Operator shall assume all obligations of the Operator that are assignable under the contracts. The Parties may audit the Joint Account and conduct an inventory of all property and all Hydrocarbons that are not the separate property of a Party, and the inventory shall be used in the return of, and the accounting by the outgoing Operator of the property and the Hydrocarbons that are not the separate property of a Party. The inventory and audit shall be conducted under Exhibit "C."


                                    ARTICLE 5
                        AUTHORITY AND DUTIES OF OPERATOR

       5.1 Exclusive Right to Operate. Unless otherwise provided in this Agreement, Operator shall have the exclusive right and duty to conduct operations (or cause them to be conducted) under this Agreement. In performing services under this Agreement for the Non-operators, Operator shall be an independent contractor, not subject to the control or direction of Non-operators, except for the type of operation to be undertaken in accordance with the voting and election procedures in this Agreement. Operator shall not be deemed to be, or hold itself out as, the agent or fiduciary of Non-operators.

       5.2 Workmanlike Conduct. Operator shall timely commence and conduct all operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. Operator shall not be liable to Non-operators for losses sustained or liabilities incurred, except as may result from Operator's gross negligence or willful misconduct Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons or property. Unless otherwise provided in this Agreement, Operator shall consult with Non-operators and keep them informed of all important matters.

       5.3 Liens and Encumbrances. Operator shall endeavor to keep the Lease, wells, Platforms, Processing Facilities, and other equipment fee from all liens and other encumbrances occasioned by operations hereunder, except those provided in Exhibit "F' and in Article 8.6 (Security Rights).

       5.4 Employees and Contractors. Operator shall select employees and contractors and determine their number, hours of labor, and compensation. The employees shall be employees of Operator.

       5.5 Records. The Operator shall keep accurate books, accounts, and records of activities or operations under this Agreement in compliance with the Accounting Procedure in Exhibit "C." Unless otherwise provided in this Agreement all records of the Joint Account shall be available to a Non-operator as provided in Exhibit "C." The Operator shall use good-faith efforts to ensure the settlements, billings, and reports rendered to each Party under this Agreement are complete and accurate. The Operator shall notify the other Parties promptly

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

upon the discovery of any error or omission pertaining to the settlements, billings, and reports rendered to each Party. This provision does not affect a Party's audit rights under this Agreement.

       5.6 Compliance. Operator shall comply, and shall require al agents and contractors to comply, with all applicable laws, rules, regulations, and orders of governmental authorities having jurisdiction.

       5.7 Contractors. Operator may enter into contracts with independent contractors for the design, construction, installation, or operation of wells, Platforms and Processing Facilities. Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties. All drilling operations conducted under this Agreement shall be conducted by properly qualified and responsible drilling contractors under current competitive contracts. A drilling contract will be deemed to be a current competitive contract if it (a) was made within three (3) months before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of drilling the proposed well. At its election, Operator may use its own or an Affiliate's drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (a) performed by Operator acting as an independent contractor, (b) approved by written agreement with the Participating Parties before commencement of operations, and (c) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts of third parties doing work of similar nature. Before awarding a drilling contract or performing work with its own or an Affiliate's drilling equipment, derrick barge, tools, or machinery, Operator shall attempt to obtain competitive bids for the work from independent contractors.

       5.8 Governmental Reports. Operator shall make reports to governmental authorities it has a duty to make as Operator and shall furnish copies of the reports to the Participating Parties.

       5.9 Information to Participating Parties. Operator shall furnish each Participating Party the following information, if applicable, for each well operation conducted by Operator:

             5.9.1 A copy of the application for permit to drill and all amendments thereto.

             5.9.2 A daily drilling report, giving the depth, corresponding lithological information, data on drilling fluid characteristics, information about drilling difficulties or delays, if any, and other pertinent information, by facsimile transmission within twenty-four (24) hours (exclusive of Saturdays, Sundays, and federal holidays) for well operations conducted in the preceding twenty-four (24) hour period.

             5.9.3   A complete report of each core analysis.

             5.9.4 A copy of each electrical survey, currently as it is run; all data for each radioactivity log, temperature survey, deviation or directional survey, caliper log, and other log or survey obtained during the drilling of the well; and, upon completion of the well, a composite of all electrical-type logs, insofar as is reasonable and customary.

             5.9.5 A copy of all well test results, bottom-hole pressure surveys, and fluid analyses.

             5.9.6 Upon written request received by Operator before commencement of drilling, samples of cuttings and cores taken from the well (if sufficient cores are retrieved), packaged in containers furnished by Operator at the expense of the requesting Party, marked as to the depths from which they were taken, and shipped collect by express courier to the address designated by the requesting Party.

             5.9.7 To the extent possible, twenty-four (24) hours' advance notice of and access to, logging, coring, and testing operations.

             5.9.8 A monthly report on the volume of oil, gas, condensate, and water produced from each well.

             5.9.9 A copy of each report made to a governmental authority having jurisdiction.

             5.9.10 Upon written request, other pertinent information available to Operator.

       5.10 Information to Non-participating Parties. Operator shall furnish each Non-participating Party a copy of each Operator's governmental report that is available to the public and associated with the applicable Non-consent Operation. Until the applicable recoupment under Article 13 (Non-consent Operations) is complete, a Non-participating Party shall not receive or review any other information specified by Article 59 (Information to Participating Parties), except as maybe necessary for a payout audit of the Non-consent Operation.

                   MODEL FORM OF OFFSHORE OPERAT1NG AGREEMENT

                                   ARTICLE 6
                          VOTING AND VOTING PROCEDURES

       6.1 Voting Procedures. Unless otherwise provided in this Agreement, each matter requiring approval of the Parties shall be determined as follows:

             6.1.1   Voting Interest. Subject to Exhibit "F" and Article
8.6 (Security Rights), each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.

             6.1.2 Vote Required. Unless expressly stated to the contrary herein, a matter requiring approval of the Parties shall be decided by the affirmative vote of two (2) or more Parties having a combined voting interest of fifty percent (50%) or more.

             6.1.3 Votes. The Parties may vote at a meeting; by telephone, promptly confirmed in writing to Operator; or by facsimile transmission. Operator shall give each Party prompt notice of the results of the voting.

             6.1.4 Meetings. Meetings of the Parties may be called by Operator upon its own motion or at the request of a Party having a voting interest of not less than five percent (5%). Except in an emergency, no meeting shall be called on less than five (5) days' advance written notice, and the notice of meeting shall include the proposed meeting agenda. The representative of Operator shall be chairman of each meeting. Only matters included in the agenda may be discussed at a meeting, but the agenda and items included in the agenda may be amended by unanimous agreement of all Parties.


                                    ARTICLE 7
                                     ACCESS

       7.1 Access to Lease. Each Party shall have access, at its sole risk and expense and at all reasonable times, to the Lease to inspect operations and wells in which it participates, and to the pertinent records and data. A Non-operator shall give Operator at least twenty-four (24) hours' notice of the Non-operator's intention to visit the Lease. To protect Operator and the Non-operators from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not perforating services for Operator directly related to the joint operations, but is perforating services solely for a Non-operator or pertaining to the business or operations of a Non-operator, to visit, use, or board a rig, Wells, Platform, or Processing Facilities on a Lease subject to this Agreement, the Non-operator shall give Operator advance notice of the visit, use, or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-operators harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and other Non-operators before the visit, use, or boarding.

       7.2 Reports. On written request Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 (Authority and Duties of Operator) to which that Party is entitled under this Agreement.
The costs of gathering and famishing information not famished under Article 5 shall be charged to the requesting Party. Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost

       7.3 Confidentiality. Except as otherwise provided in Article 7.4 (Limited Disclosure), Article 7.5 (Media Releases), and Article 21.1 (Notice of Contributions Other Than Advances for Sale of Production), and except for necessary disclosures to governmental authorities having jurisdiction, or except as agreed in writing by all Participating Parties, no Party or Affiliate shall disclose Confidential Data to a third party.

       7.4 Limited Disclosure. A Party may make Confidential Data to which it is entitled under this Agreement available to:

               (A) outside professional consultants and reputable engineering firms for the purpose of evaluations;

               (B) gas transmission companies for Hydrocarbon reserve or other technical evaluations;

               (C) reputable financial institutions for study before commitment of funds;

               (D) governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;

               (E) the public, to the extent required by the regulations of a recognized stock exchange;

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

               (F) third parties with whom a Party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party's stock, or sell all or substantially all assets of that Party or an Affiliate of that Party; and

               (G)  an Affiliate of a Party.

               (H) third parties with whom a Party is engaged in a bona fide effort to sell, farm out, or trade all or a portion of its interest in the Lease;

Confidential Data made available under Articles 7.4(F) and 7.4(H) shall not be removed from the custody or premises of the Party making the Confidential Data available to third parties described in those Articles. A third party permitted access under Articles 7.4, (A), (B), (C), (F), and (H) shall first agree in writing neither to disclose the Confidential Data to others nor to use the Confidential Data, except for the purpose for which it was disclosed. The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Data available.

       7.5 Media Releases. Except as agreed by all Parties or otherwise permitted by this Article, no Party shall issue a news or media release about operations on the Lease. In an emergency involving extensive property damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction. Operator shall then promptly advise the other Parties of the information furnished in response to the emergency.


                                    ARTICLE 8
                                  EXPENDITURES

       8.1 Basis of Charge to the Parties. Subject to the other provisions of this Agreement, Operator shall pay all costs incurred under this Agreement and each Party shall reimburse Operator in proportion to its Participating Interest. All charges, credits, and accounting for expenditures shall be made and done pursuant to Exhibit "C."

       8.2 AFEs. Before undertaking an operation or making a single expenditure to be in excess of One Hundred Thousand Dollars ($100,000.00), and before conducting an activity or operation to drill, Sidetrack, Deepen, Complete, or Recomplete a well (regardless of the estimated cost), Operator shall submit an APE for the operation or expenditure to the Parties for approval. Operator shall also furnish an informational AFE to all Parties for an operation or single expenditure estimated to cost One Hundred Thousand Dollars ($100,000.00) or less, but in excess of Fifty Thousand Dollars ($50,000.00).

       8.3 Emergency and Required Expenditures. Notwithstanding anything in this Agreement to the contrary, Operator is hereby authorized to conduct operations and incur expenses that in its opinion are reasonably necessary to safeguard life, property, and the environment in case of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, hurricane, catastrophe, or other emergency, and the expenses shall be borne by the Participating Parties in the affected operation. Operator shall report to the Participating Parties, as promptly as possible, the nature of the emergency and the action taken. Operator is also authorized to conduct operations and incur expenses reasonably required by statute, regulation, order, or permit condition or by a governmental authority having jurisdiction, which expenses shall be borne by the Participating Parties in the affected operation.

       8.4 Advance Billings. Operator may require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C."

       8.5 Commingling of Funds. Funds received by Operator under this Agreement may be commingled with its own funds.

       8.6 Security Rights. In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement for and in consideration of the covenants and mutual undertakings of the Operator and the Non-operators herein, the Parties shall have the following security rights:

             8.6.1 Mortgage in Favor of the Operator. Each Non-operator hereby grants to the Operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease, (b) the oil and gas in, on, under, and that maybe produced from the lands within the Lease, and (c) all other immovable property susceptible of mortgage situated within the Lease.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

       This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If any Non-operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of Hydrocarbon production until the amount owed has been paid. The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

       The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.6.1.4 (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to this Agreement.

             8.6.1.1 Security Interest in Favor of the Operator. To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement, each Non-operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the lands or offshore blocks covered by the Lease or attributable to the Lease when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (c) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all Platforms and Processing Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Lease or maintained or used in connection with the ownership, use or exploitation of the Lease, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof, The interest of the Non-operators in and to the oil and gas produced from or attributable to the Lease when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease. To the extent susceptible under applicable law, the security interest granted by each Non-operator hereunder covers (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Lease, whether corporeal or incorporeal;
(B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Lease, or the oil and gas produced from or attributable to the Lease, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint

                   MODEL FORM OF OFFSHORE OPERA11NG AGREEMENT

venture, or other entity or enterprise that holds, owns, or controls any interest in the Lease; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, license rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease, including the following:

          (1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired arising, in, to, and under or derived from any present or future operating, farmout bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only the extent that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, when now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease, and all units created any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or oil official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover include all or any portion of the Lease;

          (2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts a agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreement cover include all or any portion of the Lease; and

          (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights a privileges that relate to or are appurtenant to the Lease.

             8.6.1.2 Mortgage in Favor of the Non-operators. The Operator hereby grants to each Non-operator a mortgage, hypotheca, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease; (b) the and gas in, on, under, and that my be produced from the lands within the Lease; and
(c) all other immovable property other property susceptible of mortgage situated within the Lease. This mortgage is given to secure the complete and timely performance of and payment by the Operator of obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant this Agreement To the extent susceptible under applicable law, this mortgage and the security interests granted in favor each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the Operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of Operator's share of Hydrocarbon production until the amount owed has been paid. The Non-operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator's share of Hydrocarbon production. A purchaser of such production shall be entitled to rely on the Non-operators' statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator.

       The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure obligations and indebtedness of the Operator to all Non-operators a stipulated herein is hereby fixed in an amount equal $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of Operator to the Non-operators is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceed the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided in this Agreement or in the Memorandum of Operating Agreement and Financing Statement as such term is defined Article 8.6.1.4 hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Opera pursuant to this Agreement

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

             8.6.1.3 Security Interest in Favor of the Non-operators. To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claim, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the lands or offshore blocks covered by the Lease or included within the Lease or attributable to the Lease when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (c) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all Platforms and Processing Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Lease or maintained or used in connection with the ownership, use or exploitation of the Lease, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof The interest of the Operator in and to the oil and gas produced from or attributable to the Lease when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Lease, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Lease, the oil and gas produced from or attributable to the Lease, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Lease; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease, including the following:

            (A) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent; and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease;

            (B) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease; and

            (C) all of its rights, tides, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Lease.

             8.6.1.4 Recordation. To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement attached as Exhibit "F" (the "Memorandum of Operating Agreement and Financing Statement) in multiple counterparts as appropriate. The Parties authorize the Operator to fide the Memorandum of Operating Agreement and Financing Statement in the public records set forth below to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-operators to their interests in the Lease and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

attach an original of the Memorandum of Operating Agreement and Financing Statement to a standard UCC-1 for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement Upon the acquisition of a leasehold interest in the Tease, the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement describing such leasehold interest. Such Memorandum of Operating Agreement and Financing Statement shall be amended from time to time upon acquisition of additional leasehold interests in the Lease, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment.

       The Memorandum of Operating Agreement and Financing Statement is to be filed or recorded, as the case may be, in (a) the conveyance records of the county or counties, parish or parishes adjacent to the lands or offshore blocks covered by the Lease or contained within the Lease, (b) the mortgage records of such county or counties, parish or parishes, and (c) the appropriate Uniform Commercial Code records.

             8.6.2 Default. If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default A Party in default shall have no further access to the rig, Platform or Processing Facilities, any Confidential Data or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings. A Party in default shall not be entitled to Vote or to make an Election until such time as the defaulting Party is no longer in default. The voting interest of each non-defaulting Party shall be counted in the proportion its Working Interest bears to the total non-defaulting Working Interests. As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty (60) days after receiving notice from the Party of such disputed charges.

             8.6.3 Unpaid Charges. If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement within thirty (30) days after receipt of an invoice therefore or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of this Article 8.6, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty (30) days from the receipt of such notice to pay. If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party, to collect consequential damages as a result of the default, and to exercise the mortgage and security rights granted by this Agreement The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein. In addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise the Power of Sale provided for herein, if applicable, and to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Lease is located or such other states as such Party may deem appropriate. The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party. In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty
(60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests. Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

             8.6.4 Carved-out Interests. Any agreements creating any overriding royalty, production payment net proceeds interest net profits interest, carried interest or any other interest carved out of a Working Interest in the Lease shall specifically make such interests inferior to the rights of the Parties to this Agreement If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its Hydrocarbon production pursuant to this Article 8.6 are insufficient to pay such costs and

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

expenses, the security rights provided for in this Article 8.6 may be applied against the carved-out interests with which the defaulting or non-performing Party's interest in the Lease is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by this Article 8.6.

       8.7 Overexpenditures. Operator shall notify the Participating Parties when it appears that actual expenditures for an approved operation in an Exploratory or Development Well or for the design, construction, and installation of a Platform (other than a Platform that solely supports Processing Facilities) will exceed the AFE estimate (the excess being an "Overexpenditure"). If it appears that the Overexpenditure will be no more than twenty percent (20%), hereinafter referred to as the "Allowable Variance," Operator's notice shall be forwarded for information only. If Operator determines that the Overexpenditure will exceed the Allowable Variance, Operator shall submit a new AFE for the current operation ("Supplemental AFE") for approval of the Participating Parties. The Participating Parties may then elect whether to continue to participate within ten (10) days or twenty-four (24) hours if a rig is on location, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the Supplemental APE. If fewer than all, but one (1) or more Participating Parties elect to continue to participate in the current operation and agree to pay and bear one hundred percent (100%) of the costs and risks of conducting it, Operator shall continue to conduct the current operation. Otherwise, the operation shall cease. A Participating Party that elects not to continue to participate in the current operation shall become a Non-participating Party in the operation, from and after the date when the Overexpenditure exceeds the Allowable Variance, not including emergency expenditures, and Article 13.2 (Relinquishment of Interest) shall apply to the Party only to the extent that the costs of the operation exceed the Allowable Variance. Unless otherwise agreed by the Participating Parties, each Participating Party electing to continue to participate in the current operation may, but is not obligated to, pay and bear that portion of the costs and risks attributable to the interests of the Non-participating Parties in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties electing to continue participating in the current operation. If it appears to Operator that actual expenditures for an approved operation will exceed the Supplemental AFE estimate, Operator shall again repeat the procedure of this Article 8.7, using the estimate in the most recently approved Supplemental AFE as the basis for determining the Overexpenditure and Allowable Variance. An initial Participating Party in an operation shall remain responsible for its share of all costs and risks for plugging, replugging, capping, burying, disposing, abandoning, removing, and restoring associated with the operation, subject to Article 14 (Abandonment, Salvage, and Surplus), regardless of its subsequent election on a Supplemental AFE, except in the case of a Platform and/or Processing Facilities when an election not to continue to participate in its construction and installation is made on a Supplemental AFE before Platform and/or Processing Facilities loadout Notwithstanding anything in this Article to the contrary, if expenditures exceed the Allowable Variance for an emergency, as provided in Article 8.3 (Emergency and Required Expenditures), Operator shall not be required to secure the approval of the Participating Parties, as the expenditures will be bore by all Participating Parties. However, once stabilization takes place and emergency expenditures are no longer being incurred, Operator shall promptly furnish a Supplemental AFE to the Participating Parties for their review and election, as provided above.


                                    ARTICLE 9
                                     NOTICES

       9.1 Giving and Receiving Notices. Except as otherwise provided in this Agreement, all AFEs and notices required or permitted. by this Agreement shall be in writing and shall be delivered in person or by mail, courier service, or facsimile transmission, with postage and charges prepaid, addressed to the Parties at the addresses in Exhibit "A." When a drilling rig is on location and standby charges are accumulating, however, notices pertaining to the rig shall be given orally or by telephone. All telephone or oral notices permitted by this Agreement shall be confirmed immediately thereafter by written notice. The originating APE or notice shall be deemed to have been delivered only when received by the Party to whom it was directed, and the period for a Party to deliver an AFE or notice in response thereto shall begin on the date the originating AFE or notice is received. For proposals and responses thereto, "receipt," for oral or telephone notice, means actual and immediate communication to the Party to be notified, and for written notice, means actual delivery of the notice to the address of the Party to be notified, as specified in this Agreement, or to the facsimile machine of that Party. A responsive notice shall be deemed to have been delivered when the Party to be notified is

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

in receipt of same. When a response is required in forty-eight (48) hours or less, however, the response shall be given orally or by telephone or facsimile transmission within that period. If a Party is unavailable to receive a notice required to be given orally or by telephone, the notice may be delivered by any other method specified in this Article 9.1 and shall be deemed to have been delivered in the same manner provided in this Article 9.1 for a responsive notice. A message left on an answering machine or with an answering service or other third person shall not be deemed to be adequate telephonic or oral notice.

       9.2 Content of Notice. An AFE or notice requiring a response shall indicate the maximum response time specified in Article 9.3 (Response to Notices). A proposal for a Platform and/or Processing Facilities shall include an AFE, containing a description of the Platform and/or Processing Facilities, including, but not limited to, location, and the estimated costs of design, fabrication, transportation, and installation. A proposal for a well operation shall include an AFE, describing the estimated commencement date, the proposed depth, the objective formation or formations to be penetrated or tested, the Objective Horizon, the surface and bottomhole locations, proposed directional drilling operations, the type of equipment to be used, and the estimated costs of the operation, including, but not limited to, the estimated costs of drilling, testing, and Completing or abandoning the well. If a proposed operation is subject to Article 13.11 (Lease Maintenance Operations), the notice shall specify that the proposal is a Lease Maintenance Operation. A proposal for multiple operations on more than one well location by the same rig shall contain separate AFEs or notices for each operation and shall specify in writing which operation will take precedence. Each Party shall respond to each proposed multiple operation in the manner provided in Article 9.3.3 (Proposal for Multiple Operations).

       9.3 Response to Notices. Each Party's response to a proposal shall be in writing to the proposing Party. Unless otherwise provided in this Agreement, the response time shall be as follows:


             9.3.1 Platform and/or Processing Facilities Proposals. Each Party shall respond within forty-five (45) days after its receipt of the AFE or notice for a Platform and/or Processing Facilities.

             9.3.2 Well Proposals. Except as provided in Article 9.3.3 (Proposal for Multiple Operations), each Party shall respond within thirty (30) days after receipt of the well proposal, but if (a) a drilling rig is on location, (b) the proposal relates to the same well or it substitute, and (c) standby charges are accumulating, a response shall be made within forty-eight
(48) hours after receipt of the proposal, inclusive of Saturdays, Sundays and federal holidays.

             9.3.3 Proposal for Multiple Operations, When a proposal is made to conduct multiple Exploratory or Development Operations at separate well locations using the same rig, each Party shall respond (a) to the well operation taking precedence, within thirty (30) days after receipt of the proposal; and
(b) to each subsequent well location, within forty-eight (48) hours, exclusive of Saturdays, Sundays and federal holidays, after completion of approved operations at the prior location and notification thereof by Operator, if a drilling rig is on location and standby charges are accumulating, and if each Party has been provided with proper notice for the proposed operation as provided in Article 9.2 (Content of Notice) at least thirty (30) days prior to receipt of notification by Operator.

             9.3.4 Other Matters. For all other matters requiring notice, each Party shall respond within thirty (30) days after receipt of notice.

       9.4 Failure to Respond. Failure of a Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election

       9.5 Response to Counterproposals. Responses must be made within the response period for the original proposal.

       9.6 Timely Well Operations. Unless otherwise provided, an approved well shall be commenced within one hundred and twenty (120) days after the date when the last applicable election on that well maybe made. Wells shall be deemed to have commenced on the day charges commence under the drilling contract for that well. If the Operator does not commence actual drilling operations on an approved well within one hundred and twenty (120) days from the last applicable election on the approved well, the proposal of the well and its approval will be deemed to have been withdrawn, Regardless of whether or not the well is commenced, all costs incurred by the Operator, attributable to an approved operation, shall be paid by the Participating Parties.

       9.7 Timely Platform/Processing Facilities Operations. Unless otherwise provided, Operator shall commence, or cause to commence, the construction, acquisition, or refurbishment of an approved Platform and/or Processing Facilities within one hundred and eighty (180) days after the date

                    MODEL FORM OF OFFSHORE OPERATING AGREEMENT

when the last applicable election on that Platform and/or Processing Facilities may be made. The construction, acquisition, or refurbishment of an approved Platform and/or Processing Facilities shall be deemed to have commenced on the date the contract is awarded for the design, fabrication, or refurbishment of the Platform and/or Processing Facilities. If the Operator does not commence the construction, acquisition, or refurbishment of an approved Platform and/or Processing Facilities within one hundred and eighty (180) days from the last applicable election on the approved Platform and/or Processing Facilities, the proposal of the Platform and/or Processing Facilities and their approval will be deemed to have been withdrawn. Regardless of whether or not the construction, acquisition, or refurbishment of a Platform and/or Processing Facilities is commenced, all costs incurred by Operator, attributable to that activity, shall be paid by the Participating Parties.


                                   ARTICLE 10
                             EXPLORATORY OPERATIONS

       10.1 Proposing Operations. A Party may propose an Exploratory Operation by sending an AFE or notice to the other Parties in accordance with
Article 9 (Notices).

       10.2 Counterproposals. When an Exploratory Operation is proposed, a Party may, within ten (10) days after receipt of the AFE or notice for the original proposal, make a proposal, hereinafter referred to as "Counterproposal," to conduct an alternative Exploratory Operation by sending an AFE or notice to the other Parties in accordance with Article 9.2 (Content of Notices). The AFE or notice shall indicate that the proposal is a Counterproposal to the original proposal. If one or more Counterproposals are made, each Party shall elect to participate in the original proposal, or one Counterproposal, or neither the original proposal nor a Counterproposal. Except for the response period provided in this Article 10.2, a Counterproposal shall be subject to the same term and conditions as the original proposal.

       10.3 Operations by All Parties. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk

       10 .4    Second Opportunity to Participate. If there are more than two
(2) Parties to this Agreement and if fewer than all but two (2) or more Parties having a combined Working Interest of fifty percent (50%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk If there are only three (3) Parties to this Agreement and two (2) of the Parties having fifty percent (50%) or more elects to participate and agrees to pay and bear one hundred percent (100%) of the costs and risks of the operation, then there shall not be a second opportunity to elect to participate, and the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent operation for the benefit of the Participating Party, and the provisions of Article 12 (Non-consent Operations) shall apply.

      10.5 Operations by Fewer Than All Parties. If, after the election (if applicable) made under Article 10.4 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working interest of fifty percent (50%) or more elect to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

       10.6 Expenditures Approved. Approval of an Exploratory Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment.

       10.7 Conduct of Operations. Upon commencement of drilling an Exploratory Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and that render further operations impracticable. If a well does not reach its Objective Depth as a result of the conditions mentioned in this Article 10.7, the operation shall be deemed to have been completed and Article 13 (Non-consent Operations) shall apply to each Non-participating Party for the portion of the well drilled.

       10.8 Course of Action After Reaching Objective Depth. When an Exploratory Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well, and the following provisions shall apply:

                10.8.1 Election by Participating Parties. The Participating Parties shall notify Operator within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the notice whether the Participating Parties elect to (a) participate in the recommended operation, (b) propose another operation, or (c) not participate in the recommended operation. Failure to respond shall be deemed to be an election not to participate in the recommended operation. To propose another operation, a Party shall submit notice of the operation to the Participating Parties within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice of proposal by Operator.

                10.8.2 Priority of Operations. If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one (1) operation is approved by two (2) or more Participating Parties having a combined Working Interest of fifty percent (50%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

             1. Additional Testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two
(2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

             2. Deepen. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

             3. Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

             4.   Complete at the deepest Objective Horizon

             5. Complete above the deepest Objective Horizon. (If conflicting proposals are approved, the operation proposed at the deepest depth shall take precedence.)

             6. Other operations (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

             7.   Temporarily abandon.

             8.   Plug and abandon.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

             10.8.3 Second Opportunity to Participate. If fewer than all but two (2) or more Participating Parties having a combined Working Interest of fifty percent (50%) or more elect to participate in an operation, the proposing Party shall notify the Participating Parties of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty-four (24) hours, inclusive of Saturdays, Sundays and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk

             10.8.4 Operations by Fewer Than All Parties. If, after the election (if applicable) made under Article 10.8.3 Second Opportunity to Participate. fewer than all but two (2) or more Parties having a combined Working Interest of fifty percent (50%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risk attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the nonparticipating interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted after the election, through the Completing and equipping of the Deepened or Sidetracked portion of the well. If the Non-consent Operation is an Additional Testing, coring, or logging operation, Article 13 (Non-consent Operations) shall not apply, however, a Party electing not to participate in the Additional Testing, coring, or logging shall not be entitled to information resulting from the operation.

             10.8.5 Subsequent Operations. Upon completion of an operation conducted under Article 10.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a well capable of producing Hydrocarbons in paying quantities, or (b) temporarily abandoned or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well under Articles
10.8.1 through 10.8.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment and Salvage), Operator shall permanently plug and abandon the well at the cost and risk of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.

             10.8.6 Restoration of Damaged Well. If, during an Additional Testing, coring, or logging operation or during a Deepening or Sidetracking operation that does not result in the well being Completed as a Producible Well, the well is damaged to the extent that the well is rendered incapable of having a lower-priority operation conducted and a Party (a) who participated in the well, but not in the operation being conducted when the well was damaged, (b) who has a sufficient percentage of the Working Interest to approve an operation, and (c) who elected to conduct a lower-priority operation still. desires to conduct the lower-priority operation after the well has been damaged may conduct the lower-priority operation, which would include operations to either restore the well to a condition that will allow the lower-priority operation to be conducted or to drill a new well to a sufficient depth to allow the lower-priority operation to be conducted. Upon conclusion of the lower-priority operation, the Participating Parties in the operation being conducted when the well was damaged shall reimburse the Participating Parties conducting the lower-priority operation all their costs associated with restoration of the well to the point at which the lower-priority operation was conducted. In no event however, shall Participating Parties in the operation being conducted when the well was damaged be required to reimburse the Participating Parties conducting the lower-priority operations an amount greater than what was actually incurred in the damaged well.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

       10.9 Wells Proposed Below Deepest Producible Reservoir. If a proposal is made to conduct an Exploratory Operation involving the drilling of a well to an Objective Horizon below the base of the deepest Producible Reservoir, a Party may elect within the applicable period to limit its participation in the operation down to the base of the deepest Producible Reservoir. For purposes of this Article 10.9, a Party who elects to limit its participation in the operation down to the base of the deepest Producible Reservoir shall be referred to as "Shallow Participant" and a Party who elects to participate in the entire operation shall be referred to as "Deep Participant" If a Party elects to limit its participation to the base of the deepest Producible Reservoir, Operator shall prepare and submit to the Shallow Participant, for informational purposes, a separate APE covering operations down to the deepest Producible Reservoir. The Shallow Participant shall be a Participating Party in, and shall pay and bear the costs and risks of each operation to the base of the deepest Producible Reservoir, according to its Participating Interest. The Shallow Participant shall be a Non-participating Party in each operation below the deepest Producible Reservoir, and the operation shall be considered a Non-consent Operation, and the provisions of Article 13 (Non-consent Operations) shall apply. If the well is Completed and produces oil or gas from a horizon below the deepest Producible Reservoir, the Deep Participant shall reimburse the Shallow Participant for its share of the actual well costs to the base of the deepest Producible Reservoir. If the well is Completed and produces oil or gas from a horizon below the deepest Producible Reservoir, the Shallow Participant shall reimburse the Deep Participant for its Working Interest share of the actual well costs to the base of the deepest Producible Reservoir in accordance with Article
13.4 (Deepening or Sidetracking Cost Adjustments), upon the earlier of the time that (a) the well is plugged back to a horizon above the base of the deepest Producible Reservoir, as determined when the original well was proposed, (b) the well is plugged and abandoned, or (c) the amount to be recouped by the Deep Participant under Article 13 (Non-consent Operations) is recovered.


                                   ARTICLE 11
                             DEVELOPMENT OPERATIONS

       11.1 Proposing Operations. A Party may propose a Development Operation by sending an AFE or notice to the other Parties in accordance with
Article 9 (Notices).

       11.2 Counterproposals. When a Development Operation is proposed, a Party may, within ten (10) days after receipt of the AFE or notice for the original proposal, make a proposal, hereinafter referred to as "Counterproposal," to conduct an alternative Development Operation by sending an AFE or notice to the other Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a Counterproposal to the original proposal. If one or more Counterproposals are made, each Party shall elect to participate in the original proposal, one Counterproposal, or neither the original proposal nor a Counterproposal. Except for the response period provided in this Article 11.2, a Counterproposal shall be subject to the same term and conditions as the original proposal.

       11.3 Operations by All Parties. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk

       11.4     Second Opportunity to Participate. If there are more than two
(2) Parties to this Agreement and if fewer than all but two (2) or more Parties having a combined Working interest of fifty percent (50%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk. If there are only three (3) Parties to this Agreement and two (2) of the Parties having fifty (50%) or more elects to participate and agrees to pay and bear one hundred percent (100%) of the costs and risks of the operation, then there shall not be a second opportunity to elect to participate, and the Operator, subject to Article 12.13, shall conduct the operation as a Non-consent Operation for the benefit of the Participating Party, and the provisions of Article 12 (Non-consent Operations) shall apply.

       11.5 Operations by Fewer Than All Parties. If, after the election (if applicable) made under Article 11.4 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of fifty percent (50%) or more elect to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have twenty-four (24) hours, exclusive of Saturdays, Sundays,

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article 4.2 (Substitute Operator) shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

       11.6 Expenditures Approved. Approval of a Development Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment.

       11.7 Conduct of Operations. Upon commencement of a Development Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and render further operations impracticable. If a well does not reach its Objective Depth as a result of the conditions mentioned in this Article 11.7, the operation shall be deemed to have been completed and Article 13 (Non-consent Operations) shall apply to each Non-participating Party for the portion of the well drilled.

       11.8 Course of Action After Reaching Objective Depth. When a Development Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well and the following provisions shall apply:

             11.8.1 Election by Fewer Than All Parties. The Participating Parties shall notify Operator within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the notice whether the Participating Parties elect to (a) participate in the recommended operation, (b) propose another operation, or (c) not participate in the recommended operation. Failure to respond shall be deemed to be an election not to participate in the recommended operation. To propose another operation, a Party shall submit notice of the operation to the Participating Parties within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of notice of the proposal by Operator.

             11.8.2 Priority of Operations. If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk If more than one (1) operation is approved by two (2) or more Participating Parties having a combined Working Interest of fifty percent (50%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

             1. Additional Testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two
(2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

             2.   Complete at the deepest Objective Horizon.

             3. Complete above the deepest Objective Horizon. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

             4. Deepen. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

             5. Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

             6. Other operations. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence)

             7.   Temporarily abandon

             8.   Plug and abandon.

             11.8.3 Second Opportunity to Participate. If fewer than all but two (2) or more Participating Parties having a combined Working Interest of fifty percent (50%) or more elect to participate in an operation, the proposing Party shall notify the Participating Parties of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

             11.8.4 Operations by Fewer Than All Parties. If, after the election (if applicable) made under Article 11.8.3 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of fifty percent (50%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the non-participating interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted after the. election, through the Completing and equipping of the Deepened or Sidetracked portion of the well. If the Non-consent operation is an Additional Testing, coring, or logging operation, Article 13 (Non-consent operations) shall not apply, however, a Party electing not to participate in the Additional Testing, coring, or logging shall not be entitled to information resulting from the operation.

             11.8.5 Subsequent Operations. Upon the completion of an operation conducted under Article 11.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a well capable of producing Hydrocarbons in paying quantities, or (b) temporarily abandoned or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for operations in the well under Articles
11.8.1 through 11.8.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the expense of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.

             11.8.6 Restoration of Damaged Well. If, during an Additional Testing, coring, or logging operation or during a Deepening or Sidetracking operation that does not result in the well being Completed as a Producible Well, the well is damaged to the extent that the well is rendered incapable of having a lower-priority operation conducted and a Party (a) who participated in the well, but not in the operation being conducted when the well was damaged, (b) who has a sufficient percentage of the Working Interest to approve an operation, and (c) who elected to conduct a lower-priority operation, still desires to conduct the lower-priority operation after the well has been damaged, may conduct the lower-priority operation, which would include operations to either restore the well to a condition that will allow the lower-priority operation

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

to be conducted or to drill a new well to a sufficient depth to allow the lower-priority operation to be conducted. Upon conclusion of the lower-priority operation, the Participating Parties in the operation being conducted when the well was damaged shall reimburse the Participating Parties conducting the lower-priority operation all their costs associated with restoration of the well to the point at which the lower-priority operation was conducted. In no event, however, shall Participating Parties in the operation being conducted when the well was damaged be required to reimburse the Participating Parties conducting the lower-priority operations an amount greater than what was actually incurred in the damaged well.


                                   ARTICLE 12
                       PLATFORM AND PROCESSING FACILITIES

       12.1 Approval. A Party may propose the fabrication and installation of a Platform and/or Processing Facilities, with information adequate to describe the proposed Platform and/or Processing Facilities and their estimated costs. Any proposal for a Platform to be installed hereunder shall include an AFE or AFEs for the attendant Processing Facilities necessary to appropriately achieve (whether alone or by a tie-in to another Platform and/or Processing Facilities or to any other platform, facilities and/or pipeline) Hydrocarbon production to sales arising from the wells (i) drilled at the Platform's proposed location and/or (ii) proposed to be drilled from, tied back to, or tied into connections upon such Platform (the "Associated Wells"); and the Parties shall only be entitled to elect as provided herein whether to participate in all or none of said Platform and Processing Facilities proposals as packaged together.

       12.2 Counterproposals. When a Platform and/or Processing Facilities is proposed under Article 12.1, a Party may, within thirty (30) days after receipt of the AFE or notice for the original proposal, make a proposal, hereinafter referred to as "Counterproposal," to fabricate and install said Platform and/or Processing Facilities by sending an APE or notice to the other Parties in accordance with Article 9 (Notices). The APE or notice shall indicate that the proposal is a Counterproposal to the original proposal. If one or more Counterproposals are made, each Party shall elect to participate in the original proposal, one Counterproposal, or neither the original proposal nor a Counterproposal.

             12.2.1 Operations by All Parties. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

             12.2.2 Second Opportunity to Participate. If there are more than two (2) Parties and if fewer than all but two (2) or more Parties having a combined Working Interest of fifty percent (50%) or more elect to participate in the Platform and/or Processing Facilities, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty-eight (48) hours, exclusive of Saturdays, Sundays and federal holidays, after receipt of such notice. If all Parties elect to participate in the Platform and/or Processing Facilities, Operator shall timely commence the fabrication and installation of the Platform and/or Processing Facilities at their cost and risk

             12.2.3 Operations by Fewer Than All Parties. If, after the election made under Article 12.4 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of fifty percent (50%) or more elect to participate in the Platform and/or Processing Facilities, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and except as provided in Article
12.4 (Rights to Take in Kind), the provisions of Article 13.2.1. (B)

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

shall apply. If such agreement is not obtained, however, the fabrication and installation of the Platform and/or Processing Facilities shall not be commenced, and the effect shall be as if the proposal had not been made.

       12.3 Ownership and Use of the Platform and Processing Facilities. The Participating Parties in the Processing Facilities own all of the excess capacity of the Processing Facilities and the excess weight, space and buoyancy of the Platform, and each Participating Party in the Processing Facilities does not have the right to use its Working Interest share of the excess capacity, weight space and buoyancy for hydrocarbon production from outside the Lease at its sole discretion and for its sole account Each Participating Party in the Processing Facilities or Platform must obtain the unanimous approval of the other Participating Parties in the Processing Facilities or Platform in order to utilize any portion of the excess capacity, weight, space and buoyancy. It must negotiate the payment of a fee with the Participating Parties in the Processing Facilities or Platform in order to utilize any portion of the excess capacity, weight space and buoyancy. Each of the Participating Parties in the Processing Facilities or Platform shall receive its Working Interest share of all fees derived from the utilization of the excess capacity, weight space and buoyancy. All hydrocarbon production from outside the Lease shall be processed under a "Facilities Use ad Production Handling Agreement' unanimously agreed to by the Participating Parties in the Processing Facilities.

       12.4 Rights to Take in Kind. Nothing in this Article 12 shall act to limit a Party's rights under Article 22 (Disposition of Production), or to otherwise separately dispose of its share of Hydrocarbon production. If a Party elects (a) not to participate in a approved Processing Facilities proposal and
(b) to separately dispose of its share of Hydrocarbon production (the "Separately Disposing Party"), the Separately Disposing Party must provide proof to the Participating Parties in the approved Processing Facilities proposal, within one hundred and eighty (180) days from the last applicable response date to the Processing Facilities proposal that it has begun disposing (i.e. the actual "flowing") its own share of Hydrocarbon production. If a Separately Disposing Party fails to provide such proof by that deadline, it must immediately (i) utilize the Processing Facilities for its share of Hydrocarbon production, (ii) pay to the Participating Parties in the approved Processing Facilities proposal, in proportion to their ownership percentages in the Processing Facilities, a sum equal to one hundred and twenty-five percent (125%) of the Separately Disposing Party's share of the costs and expense of the Processing Facilities, and (iii) assume its share of the risks and liabilities associated with the construction and ownership of the Processing Facilities as of the date of commencement of the operations to construct same.

       12.5 Expansion or Modification of a Platform and/or Processing Facilities. After installation of a Platform and/or Processing Facilities, any Participating Party in that Platform and/or Processing Facilities may propose the expansion or modification of that Platform and/or Processing Facilities by written notice (along with its associated APE) to the other Participating Parties in that Platform and/or Processing Facilities. That proposal requires approval by two of more of the Participating Parties in the Platform and/or Processing Facilities with more than fifty percent (50%) of the Participating Interest in the Platform and/or Processing Facilities. If approved, that proposal will be binding on all Participating Parties in that platform and/or Processing Facilities, and the Operator shall commence that expansion or modification at the sole cost and risk of all of the Participating Parties in that Platform and/or Processing Facilities unless otherwise agreed.


                                   ARTICLE 13
                             NON-CONSENT OPERATIONS

       13.1     Non-consent Operations. Operator or substitute Operator under
Article 4.2 (Substitute Operator) shall provisions:

             13.1.1 Non-interference. Non-consent Operations shall not interfere unreasonably with operations being conducted by all Parties.

             13.1.2 Multiple Completion Limitation. A Non-consent Operation shall not be conducted in a well having multiple Completions unless (a) each Completion is owned by the same Parties in the same proportions; (b) the well is incapable of producing from any Completion; or (c) all Participating Parties in the well consent to the operation.

             13.1.3 Metering. In Non-consent Operations, Hydrocarbon production shall be determined upon the basis of appropriate well tests, unless separate metering devices are required by a governmental authority having jurisdiction.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

             13.1.4 Non-consent Well. Operations on a Non-consent Well shall not be conducted in a Producible Reservoir without approval of all Parties unless (a) the Producible Reservoir is designated in the notice as a Completion objective; (b) Completion of the well in the Producible Reservoir will not increase the rates of Hydrocarbon production that are prescribed and approved for the Producible Reservoir by the governmental authority having jurisdiction; and (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in the well and an existing well currently completed in and producing from the same Producible Reservoir will be at least two thousand (2,000) feet for an oil-well Completion or three thousand (3,000) feet for a gas-well Completion.

             13.1.5 Cost Information. Operator shall, within one hundred twenty (120) days after completion of a Non-consent Operation, furnish the Parties either, (a) an inventory and an itemized statement of the cost of the well and equipment pertaining thereto, or (b) a detailed statement of the monthly billings. Each quarter thereafter, while the Participating Parties are being reimbursed under Article 13.2.1 (Production Reversion Recoupment), Operator shall furnish the Non-participating Parties a quarterly statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantities of oil and gas produced from it and the amount of the proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production from the well for the preceding quarter. Operator shall prepare the monthly statement of the quantities of oil and gas produced and the amounts of the proceeds from the sale of Non-participating Parties' relinquished Hydrocarbon production based on the proceeds received for the Operator's share of Hydrocarbon production. When Operator's payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties. The Participating Parties who carried a portion of the Non participating Parties' relinquished interest shall then provide Operator all information pertaining to the cumulative proceeds received from the sale of the Non-participating Parties' relinquished Hydrocarbon production. Operator shall revise the payout date using the actual proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production and administer any subsequent adjustments between the Parties.

             13.1.6 Completions. For determinations under 13.1(Non-consent Operations), each Completion shall be considered a separate well.

       13.2 Relinquishment of Interest, Upon commencement of Non-consent Operations, other than Non-consent Operations governed by the Acreage Out Option under Article 10.5 (Operations by Fewer Than All Parties) or Article 13.7 (Operations Utilizing a Non-consent Platform and/or Processing Facilities), each Non-participating Party's interest and Leasehold operating rights in the Non-consent Operation and title to Hydrocarbon production resulting therefrom; and if Article 13.8 (Discovery or Extension from Non-consent Drilling) is effective, one-half (112) of each Non-participating Party's interest and leasehold operating rights and title to Hydrocarbon production from wells mentioned in Article 13.8 (Discovery or Extension from Non-consent Drilling); shall be owned by and vested in each Participating Party in proportion to its Participating Interest or in the proportions otherwise agreed by the Participating Parties for as long as the operations originally proposed are being conducted or Hydrocarbon production is obtained, subject to the following:

             13.2.1 Production Reversion Recoupment. The interest, right, and title described in Article 13.2 (Relinquishment of Interest) shall revert to each Non-participating Party when the Participating Parties have recouped out of Hydrocarbon production from the Non-consent Operations attributable to the Non-participating Party's interest an amount which when added to amounts received under Article 13.3 (Deepening or Sidetracking of Non-consent Well), equals the sum of the following:

             (A) eight hundred percent (800%) of the Non participating Party's share of the costs of the following Non-consent Exploratory Operations, or four hundred percent (400%) of the Non-participating Party's share of the costs of the following Non-consent Development Operations: drilling, testing, Completing, Recompleting, Deepening, Sidetracking, Reworking, plugging back, and temporarily abandoning a well, reduced by the Non participating Party's Share of a cash contribution received under Article 21.2 (Cash Contributions);

             (B) if applicable, three hundred percent (300%) of Non-participating Party's Share of the cost of Platforms and/or Processing Facilities; such recoupment is limited to the Non-participating Party's Share of the Hydrocarbon production that utilize such Platform and/or Processing Facilities.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

             (C) three hundred percent (300%) of the Non-participating Party's Share of the cost charged in accordance with Article 13.9 (Allocation of Platform/Processing Facilities Costs to Non-consent Operations) of using an existing Platform/Processing Facilities; and

             (D) the Non participating Party's Share of the costs of operation, maintenance, treating, processing, gathering, and transportation, as well as lessor's royalties and severance, Hydrocarbon production, and excise taxes.

When the Participating Parties have recovered from a Non-participating
Party's relinquished interests the specified sums, the relinquished interests of the Non-participating Party shall automatically revert to the Non-participating Party as of 7:00 a.m. of the day after the recoupment occurs. Thereafter, the Non-participating Party shall own the same interest in the Non-consent Well, equipment pertaining thereto, including, but not limited to, any applicable Wells, Platform or Processing Facilities, and the Hydrocarbon production therefrom as the Non-participating Party would have owned or been entitled to if it had participated in the Non-consent Operation. Upon reversion, the Non participating Party shall become a Participating Party and, as such, shall become liable for its proportionate share of the further costs of the operation under this Agreement and Exhibit "C."

             13.2.2 Non-production Reversion. If the Non-consent Operations fail to obtain Hydrocarbon production or if the operations result in Hydrocarbon production that ceases before complete recoupment by the Participating Parties under Article 13.2.1 (Production Reversion Recoupment), such leasehold operating rights shall revert to each Non participating Party, except that all Non-consent Wells, Platforms, and Processing Facilities shall remain vested in the Participating Parties (but the salvage value in excess of the sum remaining under Article 13.2.1 shall be credited to all Parties).

       13.3 Deepening or Sidetracking of Non-consent Well. Operator shall notify Non-operators of each proposal by a Participating Party to Deepen or Sidetrack a Non-consent Well. A Non-participating Party may then elect to participate in the Deepening or Sidetracking operation by notifying Operator within thirty (30) days, or within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, if a rig is on location and standby charges are being incurred, after receiving notice of the proposal. A Non participating Party that elects to participate in Deepening or Sidetracking the well, as proposed; shall immediately pay the Participating Parties, in accordance with Article 13.4 (Deepening or Sidetracking Cost Adjustments), its Working Interest share of actual well costs (excluding logging, coring, testing, and Completion costs), less all amounts recovered by the Participating Parties from the proceeds of Hydrocarbon production from the well, as if the Non-participating Party had originally participated to the initial Objective Depth or formation, in the case of a Deepening operation, or the depth at which the Sidetracking operation is initiated. Thereafter, the Non-participating Party shall be deemed to be a Participating Party for the Deepening or Sidetracking operations, and Article 13.2.1(A) shall not apply to that Party for the Deepened or Sidetracked portion of the well. The initial Participating Parties, however, shall continue to recoup out of the proceeds of Hydrocarbon production from the non-consent portion of the well any balance for the Non-consent Well remaining to be recovered under Article 13.2.1 (Production Reversion Recoupment), less the amounts paid by the Non-participating Party under this Article 13.3.

       13.4 Deepening or Sidetracking Cost Adjustments. If a proposal is made to Deepen or Sidetrack a Non- consent Well, a well cost adjustment will be performed as follows:

               (A) Intangible drilling will be valued at the actual cost incurred by the Participating Parties.

               (B) Tangible materials will be valued as transfers of new material in accordance with the provisions of Exhibit"C."

               (C) For Sidetracking operations, the values determined in Articles 13.4(A) and 13.4(B) shall be reduced by the amount allocated to that portion of the well one hundred (100) feet below the point of Sidetrack Such allocations shall be accomplished consistent with guidelines recommended by the Council of Petroleum Accountants Societies (COPAS) in COPAS Bulletin No. 2, Determination of Values for Well Cost Adjustments Joint Operations, September 1965, as amended from time to time.

               (D) Amortization/depreciation shall be applied to both intangible and tangible values at the rate of ten percent (10%) per annum from the date the well commenced Hydrocarbon production to the date operations commence to Deepen or Sidetrack the well, provided, however, the value of tangible

                    MODEL FORM OF OFFSHORE OPERATING AGREEMENT

materials after applying depreciation shall never be less than fifty percent (50%) of the value determined in Article 13.4(B).

      13.5     Subsequent Operations in Non-consent Well. Except as provided in
Article 13.3 (Deepening or Sidetracking of Non-consent Well), an election not to participate in the drilling, Sidetracking, or Deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-participating Party's recoupment amount. A subsequent operation conducted during the recoupment period by the Parties entitled to participate shall be subject to the recoupment provided in Article 13.2.1 (Production Reversion Recoupment).

       13.6 Operations in a Production Interval. An owner in the Production Interval may propose Rework or Sidetrack operations within a Production Interval, or to permanently plug and abandon a Production Interval in a well; however, no Production Interval in a well shall be plugged and abandoned without the unanimous approval of the Participating Parties in the Production Interval. If a proposal, estimated to exceed the amount specified in Article 8.2 (Authorization), is made to Rework or Sidetrack a Production Interval, the unanimous approval of the Parties owning an interest in the Production Interval shall be required to conduct the operation. A proposal to Rework an interval, other than a Production Interval, shall be made and approved in accordance with
Article 11.5 (Operations by Fewer Than All Parties).

       13.7 Operations Utilizing a Non-consent Platform and/or Processing Facilities. Except as otherwise provided in Article 12.4 (Rights to Take in Kind) and this Article 13.7, if applicable, a Party that did not originally participate in a Platform and/or Processing Facilities shall be a Non-participating Party for all operations utilizing the Platform and/or Processing Facilities and shall be subject to Article 13.2 (Relinquishment of Interest). Notice, in accordance with Article 9 (Notices), shall be given to the Non-participating Party for all wells proposed to be drilled from or tied-back to the Non-consent Platform and/or handled by non-consent Processing Facilities. If a Non participating Party in a Non-consent Platform and/or Processing Facilities desires to participate in the drilling of any such well proposed by the Participating Parties in the Platform and/or Processing Facilities, the Non-participating Party desiring to join in the proposed well shall first pay the Participating Parties in the Platform and/or Processing Facilities its proportionate share of the cost of the Platform and/or Processing Facilities, including, but not limited to, costs of material, fabrication, transportation, and installation plus any remaining amounts to be recouped under Article 13.2.1(B). The Non-participating Party shall remit payment to Operator and Operator shall (a) reimburse the Participating Parties in the Platform and/or Processing Facilities in the same proportions they are sharing in the Platforms and/or Processing Facilities recoupment account, and (b) credit the applicable payout account. Upon payment of that amount, the original Non-participating Party shall become an owner and a Participating Party in the Platform and/or Processing Facilities in the same manner as if recoupment had occurred under
Article 13.2.1 (Production Reversion Recoupment), and may participate in all future wells drilled from or tied back to the Platform. As to well operations conducted from the Platform and/or Processing Facilities prior to payment under this Article 13.7, the original Non-participating Party shall remain a Non-participating Party in such Non-consent Operations until such time as the entire recoupment balance applicable to all such Non-consent Operations in the aggregate has occurred, as provided for in Articles 13.2.1(A) and 13.2.1(D).

       13.8 Discovery or Extension from Non-consent Drilling. If a Non-consent Well (a) discovers a new Producible Reservoir or (b) extends an existing Producible Reservoir beyond its recognized boundaries, as unanimously agreed by the Parties before commencement of drilling operations, the recoupment of costs for the well shall be governed by Article 13.2 (Relinquishment of Interest) and shall be recovered by the Participating Parties in one of the following ways:

               (A) if the Non-consent Well is not completed and produced, recoupment shall be out of one-half (1/2) of each Non participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Lease that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non consent Well and in which the Non-participating Party has a Participating Interest; or

               (B) if the Non-consent Well is completed and produced, recoupment shall be out of the Nonparticipating Party's Share of all Hydrocarbon production from the Non-consent

                    MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                    Well and one-half (1/2) of the Non participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Lease that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-consent Well and in which the Non-participating Party has a Participating Interest.

       13.9 Allocation of Platform/Processing Facilities Costs to Non-consent Operations. Non-consent Operations shall be subject to farther conditions as follows:

             13.9.1 Charges. In the event a well is drilled or produced from a Platform or is produced through Processing Facilities whose Participating Parties are different from the Participating Parties in that well or if the Participating Parties' Participating Interest shares in that Platform or Processing Facilities are different from their Participating Interest shares in that well, the rights of the Participating Parties in that well and the costs to use the Platform or Processing Facilities for that well shall be determined as follows:

               (A) The Participating Parties in that well shall pay to the Operator a one-time slot usage fee for the use of a slot on the Platform equal to that portion of the total costs of the Platform, which one Platform slot bears to the total number of Platform slots then being utilized. Within fifteen (15) days of its receipt of that fee, the Operator shall distribute to the Participating Parties in the Platform their Participating Interest share of that payment.

                    If that well is abandoned, having never produced Hydrocarbons, the right of the Participating Parties in that well to use the Platform slot through which the well was drilled shall terminate unless those Parties commence drilling a substitute well for the abandoned well through the same slot within ninety (90) days of the abandonment. If that substitute well is abandoned, having never produced Hydrocarbons, the right of the Participating Parties in that well to use the Platform slot through which the well was drilled shall terminate.

                    The slot usage fee shall not apply to a slot deemed to be "surplus." A slot may be deemed surplus only by the unanimous agreement of the owners of the Platform.

               (B) The Participating Parties in that well shall pay to the owners of the Processing Facilities a lump sum equal to that portion of the total cost of those Processing Facilities that the throughput volume of the Non-consent Operation bears to the total design throughput volume of the Processing Facilities. Throughput volume shall be estimated by the Operator in barrels produced per day (with 1 barrel of oil equaling 5.8 mcf of gas), using an average daily volume of the first three months of Hydrocarbon production from the Non-consent Operation.

                    Payment of sums under this Article 13.9.1 is not a purchase of an additional interest in the Platform or the Processing Facilities. Such payment shall be included in the total amount that the Participating Parties are entitled to recoup out of Hydrocarbon production from the Non-consent Well.

             13.9.2 Operating and Maintenance Charges. The Participating Parties shall pay all costs necessary to connect a Non-consent Well to the Processing Facilities and that proportionate part of the costs of operating and maintaining the Platform and Processing Facilities applicable to the Non-consent Well. Platform operating and maintenance costs that are costs not directly attributable to a wellbore shall be allocated equally to all actively producing Completions. Operating and maintenance costs for the Processing Facilities shall be allocated on a volume throughput basis, that is, in the proportion that the volume throughput of the well bears to the total volume throughput of all wells connected to the Processing Facilities. Volume throughput, as used in this
Article 13.92, shall be determined by considering all Hydrocarbons and water volumes.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

       13.10    Allocation of Costs Between Zones. Except as provided in Article
10.10 (Wells Proposed Below Deepest Producible Reservoir), if for any reason the Participating Interests of the Parties in a well are not the same for the entire depth or the Completion thereof, the costs of drilling, Completing, and equipping the well shall be allocated in an equitable manner, as agreed by the Parties, based on the value and allocation guidelines recommended by the Council of Petroleum Accountants Societies (COPAS) in COPAS Bulletin No. 2, Determination of Values for Well Costs Adjustments Joint Operations, September 1965, as amended from time to time.

       13.11 Lease Maintenance Operations. An operation proposed within the last one (1) year of the primary term or, subsequent thereto, an operation proposed to perpetuate the lease or portion thereof at its expiration date or otherwise, including, but not limited to, well operations, regulatory relief (for example, course of action necessary to satisfy the statutory or regulatory requirements of the governmental authority having jurisdiction), and other Lease operations, shall be deemed to be a "Lease Maintenance Operation." To invoke this Article 13.11, a notice or AFE that proposes an operation must state that the proposed operation is a Lease Maintenance Operation.

             13.11.1 Participation in Lease Maintenance Operations. A Party may propose a Lease Maintenance Operation by giving notice to the other Parties. If fewer than all Parties elect to participate in the proposed Lease Maintenance Operation, the proposing Party shall notify the Parties of the elections made. Each Party electing not to participate shall then have a second opportunity to participate in the proposed operation by notifying the other Parties of its election within forty-eight (48) hours after receipt of the notice. A Lease Maintenance Operation shall not require minimum approval, either of the number of Parties or the percentage of the voting interests of the Parties otherwise required in Article 6.1.2 (Vote Required). For a Lease Maintenance Operation to be conducted, the Participating Parties must agree to pay and bear one hundred percent (100%) of the costs and risks of the operation. If more than one Lease Maintenance Operation is proposed, the operation with the greatest percentage approval shall be conducted. Notwithstanding the recoupment provisions of this Agreement, a Party electing not to participate in a well operation proposed as a Lease Maintenance Operation shall promptly assign, effective as of the date the operation commences, to the Participating Parties all of its right, title, and interest in and to that portion of the Lease that would otherwise expire and the property and equipment attributable thereto, in accordance with Article 26 (Successors and Assigns). If more than one Lease Maintenance Operation is proposed and there is a tie between two proposed operations, both operations shall be conducted and the costs and risks of conducting both operations shall be paid and borne by the Participating Parties. If the drilling of a well is undertaken as a Lease Maintenance Operation, further operations conducted by the Participating Parties in the well shall be governed by Article 10.9 (Course of Action After Reaching Objective Depth) or Article 11.9 (Course of Action After Reaching Objective Depth), whichever applies. If more than one well operation is conducted, any of which would perpetuate the Lease or such portion thereof an assignment shall not be required from a Party participating in any such well operation.

             13.11.2 Accounting for Non-participation. If after one (1) year from completion of a well operation conducted as a Lease Maintenance Operation, the Lease or portion thereof is being perpetuated by a Lease Maintenance Operation, as provided in Article 13.11.1 (Participation in Lease Maintenance Operations), Operator shall render a final statement, if applicable, to the assigning Party for its share of all expenses attributed to the assigned interest before the effective date of the assignment, plus any credit or deficiency in salvage value calculated under Article 15.3.1 (Prior Expenses). The assigning Party shall settle any deficiency owed the non-assigning Parties within thirty (30) days after receipt of Operator's statement.

       13.12 Retention of Lease by Non-consent Well. If, at the expiration of the primary term of the Lease, one or more Non-consent Wells, except wells drilled under the Acreage Out Option under Article 10.5 (Operations by Fewer Than All Parties), if selected, are the only wells perpetuating the Lease, Operator shall give written notice to each Nonparticipating Party that the Non-consent Wells are serving to perpetuate the Lease. Each Non-participating Party shall, within thirty (30) days after receipt of Operator's written notice, elect one of the following:

                    (A) to assign its entire interest in the Lease to the Participating Parties in the proportions in which the Non-consent Wells are owned, or

                    (B) to pay the Participating Parties, within sixty (60) days after its election, the lesser of its proportionate share of the actual well costs of the wells, as if the Non-participating Party had originally participated, or the balance of the recoupment account. The payment shall be made to Operator and credited to

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                         the account of each Participating Party. The Non participating Party shall remain as a Non participating Party until full recoupment is obtained, but the payment shall be credited against the total amount to be recouped by the Participating Parties.

A Non-participating Party that fails to make the required election shall be deemed to have elected under Article 13.12 (A) to relinquish its entire interest in the Tease. If a Non-participating Party elects to make payment under Article 13.12(B) but fails to make the required payment within sixty (60) days after its election, the Non-participating Party shall either remain liable on the obligation to pay or, by unanimous vote of the Participating Parties, be deemed to have elected under Article 13.12 (A) to relinquish its entire interest in the Lease. Each relinquishing Non participating Party shall promptly execute and deliver an assignment of its interest to the Participating Parties, in accordance with Article 26 (Successors and Assigns).


                                   ARTICLE 14
                        ABANDONMENT, SALVAGE, AND SURPLUS

       14.1 Platform Salvage and Removal Costs. When the Parties owning wells, Platforms and/or Processing Facilities unanimously agree to dispose of the wells, Platforms and/or Processing Facilities, it shall be disposed of by Operator in the time and manner approved by the Parties. The costs, risks, and net proceeds, if any for the disposal shall be shared by the Parties in proportion to their Participating Interests therein.

       14.2 Abandonment of Platforms, Processing Facilities or Wells. Except as provided in Article 10 (Exploratory Operations) and Article 11 (Development Operations), a Party may propose the abandonment of a Platform and Processing Facilities or wells by notifying the other Participating Parties. No Platform and Processing Facilities or wellbore shall be abandoned without the unanimous approval of the Participating Parties. If all Parties do not approve abandoning the Platform and Processing Facilities or wells, the Party desiring to abandon it shall pay the Operator, on behalf of the Participating Parties for that Party's share of the estimated costs of abandonment, removal, and site clearance of the Platform and Processing Facilities or plugging and abandonment of the wells, less estimated salvage value, as determined under Exhibit "C." If an abandoning Party's respective share of the estimated salvage value is greater than its share of the estimated costs, Operator, on behalf of the Participating Parties, shall pay a sum equal to the deficiency to the abandoning Party.

       14.3 Assignment of Interest. Each Participating Party desiring to abandon a Platform and Processing Facilities or wells under Article 14.2 (Abandonment of Platforms, Processing Facilities or Wells) shall assign, effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in the Platform and Processing Facilities or wells and the equipment therein and its ownership in the Hydrocarbon production from the wells. A Party so assigning shall be relieved from further liability for the Platform and Processing Facilities or wells, except liability for payments under Article 14.2 (Abandonment of Platforms, Processing Facilities or Wells).

       14.4 Abandonment Operations Required by Governmental Authority. A well abandonment or Platform and Processing Facilities removal required by a governmental authority having jurisdiction shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning the well or Platform and Processing Facilities in proportion to their Participating Interests therein.

       14.5 Disposal of Surplus Material. Material and equipment acquired hereunder may be classified as surplus by Operator when deemed no longer needed in present or foreseeable operations. Operator shall determine the value and cost of disposing of the materials in accordance with Exhibit "C." If the material is classified as junk or if the value, less cost of disposal, is less than or equal to Seventy-five Thousand Dollars ($75,000.00), Operator shall dispose of the surplus materials in any manner it deems appropriate. If the value, less the cost of disposal of the surplus material, is greater than Seventy-five Thousand Dollars ($75,000.00), Operator shall give written notice thereof to the Parties owning the material. Unless purchased by Operator, the surplus material shall be disposed of in accordance with the method of disposal approved by the Parties owning the material. Proceeds from the sale or transfer of surplus material shall be promptly credited to each Party in proportion to its ownership of the material at the time of retirement or disposition.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT


                                   ARTICLE 15
                                   WITHDRAWAL

       15.1 Right to Withdraw. Subject to this Article 15.1, any Party may withdraw from this Agreement as to one or more Leases (the "Withdrawing Party") by giving prior written notice to all other Parties stating its decision to withdraw (`the withdrawal notice). The withdrawal notice shall specify an effective date of withdrawal that is at least sixty (60) days, but not more than one hundred and twenty (120) days, after the date of the withdrawal notice. Within thirty (30) days of receipt of the withdrawal notice, the other Parties may join in the withdrawal by giving written notice of that fact to the Operator (`written notice to join in the withdrawal") and upon giving written notice to join in the withdrawal are "Other Withdrawing Parties." The withdrawal notice and the written notice to join in the withdrawal are unconditional and irrevocable offers by the Withdrawing Party and the Other Withdrawing Parties to convey to the Parties who do not join in the withdrawal (`the Remaining Parties") the Withdrawing Party's and the Other Withdrawing Parties' entire Working Interest in all of the Lease or Leases, Hydrocarbon production, and other property and equipment owned under this Agreement.

       15.2 Response to Withdrawal Notice. Failure to respond to a withdrawal notice is deemed a decision not to join in the withdrawal.

             15.2.1.   Unanimous Withdrawal
                       If all the other Parties join in the withdrawal,

                       (A)  no assignment of Working Interests shall take place;

                       (B) no father operations maybe conducted under this Agreement unless agreed to by all Parties;

                       (C) the Parties shall abandon all activities and operations within the Lease and relinquish all of their Working Interests to the MMS within ninety (90) days of the conclusion of the thirty (30) day joining period; and

                       (D) notwithstanding anything to the contrary in Article 14 (Abandonment, Salvage and Surplus), the Operator shall:

                           (1) furnish all Parties a detailed abandonment plan, if applicable, and a detailed cost estimate for the abandonment within sixty (60) days after the conclusion of the thirty (30) day joining period; and

                           (2) cease operations and begin to permanently plug and abandon all wells and remove all Facilities in accordance with the abandonment plan.

             15.2.2. No Additional Withdrawing Parties. If none of the other Parties join in the withdrawal, then the Remaining Parties must accept an assignment of their Participating Interest share of the Withdrawing Party's Working Interest.

             15.2.3. Acceptance of the Withdrawing Parties' Interests. If one or more but not all of the other Parties join in the withdrawal and become Other Withdrawing Parties, then within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) of the conclusion of the thirty (30) day joining period, each of the Remaining Parties shall submit to the Operator a written rejection or acceptance of its Participating Interest share of the Withdrawing Party's and Other Withdrawing Parties' Working Interest. Failure to make that written rejection or acceptance shall be deemed a written acceptance. If the Remaining Parties are unable to select a successor Operator, if applicable, or if a Remaining Party submits a written rejection and the other Remaining Parties do not agree to accept one hundred percent (100%) of the Withdrawing Party's and Other Withdrawing Parties' Working Interest within ten
(10) days of the conclusion of the forty-eight (48) hour period to submit a written rejection or acceptance, the Remaining Parties will be deemed to have joined in the withdrawal, and Article 15.2.1 (Unanimous Withdrawal) will apply.

             15.2.4. Effects of Withdrawal. Except as otherwise provided in this Agreement, after giving a withdrawal notice or a written notice to join in the withdrawal, the Withdrawing Party and Other Withdrawing Parties are not entitled to approve or participate in any activity or operation in the Lease, other than those activities or operations for which they retain a financial

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

responsibility. The Withdrawing Party and Other Withdrawing Parties shall take all necessary steps to accomplish their withdrawal by the effective date referred to in Article 15.1 (Right to Withdraw) and shall execute and deliver to the Remaining Parties all necessary instruments to assign their Working Interest to the Remaining Parties. A Withdrawing Party and Other Withdrawing Parties shall bear all expenses associated with their withdrawal and the transfer of their Working Interest.

       15.3     Limitation Upon and Conditions of Withdrawal.

             15.3.1. Prior Expenses. The Withdrawing Party and Other Withdrawing Parties remain liable for their Participating Interest share of the costs of activities, operations, rentals, royalties, taxes, damages, or other liability or expense accruing or relating to (i) obligations existing as of the effective date of the withdrawal, (ii) operations conducted before the effective date of the withdrawal, (iii) operations approved by the Withdrawing Party and Other Withdrawing Parties before the effective date of the withdrawal, or (iv) operations commenced by the Operator under one of its discretionary powers under this Agreement before the effective date of the withdrawal. Before the effective date of the withdrawal, the Operator shall render a statement to the Withdrawing Party and Other Withdrawing Parties for (1) their respective shares of all identifiable costs under this Article 15.3.1 and (2) their respective Participating Interest shares of the estimated current costs of plugging and abandoning all wells and removing all Platforms, Processing Facilities, and other materiel and equipment serving the Lease, less their respective Participating Interest Shares of the estimated salvage value of the assets at the time of abandonment, as approved by vote. This statement of expenses, costs, and salvage value shall be prepared by the Operator under Exhibit "C." Before withdrawing, the Withdrawing Party and Other Withdrawing Parties shall either pay the Operator, for the benefit of the Remaining Parties, the amounts allocated to them in the statement or provide security satisfactory to the Remaining Parties for all obligations and liabilities they have incurred and all obligations and liabilities attributable to them before the effective date of the withdrawal. All liens, charges, and other encumbrances which the Withdrawing Party and Other Withdrawing Parties placed (or caused to be placed) on their Working Interest shall be fully satisfied or released prior to the effective date of its withdrawal (unless the Remaining Parties are willing to accept the Working Interest subject to those liens, charges, and other encumbrances).

             15.3.2. Confidentiality. The Withdrawing Party and Other Withdrawing Parties will continue to be bound by the confidentiality provisions of Article 1.3 (Confidentiality) after the effective date of the withdrawal but will have no further access to technical information relating to activities or operations under this Agreement. The Withdrawing Party and Other Withdrawing Parties are not required to return to the Remaining Parties Confidential Data acquired prior to the effective date of the withdrawal.

             15.3.3. Emergencies and Force Majeure. No Party may withdraw during a Force Majeure or emergency that poses a threat to life, safety, property or the environment but may withdraw from this Agreement after termination of the Force Majeure or emergency. The Withdrawing Party and Other Withdrawing Parties remain liable for their share of all costs and liabilities arising from the Force Majeure or emergency, including but not limited to the drilling of relief wells, containment and cleanup of oil spills and pollution, and all costs of debris removal made necessary by the Force Majeure or emergency.


                                   ARTICLE 16
                     RENTALS, ROYALTIES, AND OTHER PAYMENTS

       16.1 Overriding Royalty and Other Burdens. If the Working Interest or Participating Interest of a Party is subject to an overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor's royalty, the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and bold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If a Party becomes entitled to an assignment under this Agreement or as a result of Non-consent Operations hereunder becomes entitled to receive a relinquished interest, as provided in Article 13.2 (Relinquishment of Interest), otherwise belonging to a Non-participating Party whose Working Interest in the operations is so burdened or encumbered, the Party entitled to receive the assignment from the Non-participating Party or the relinquished interest of the Non-participating Party's Hydrocarbon production shall receive same free and clear of all such burdens and encumbrances, and the Non participating Party

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                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

whose interest is subject to the burdens and encumbrances shall hold the Participating Parties harmless for the burdens and encumbrances, and will bear same at its own expense.

       16.2 Subsequently Created Interest. Notwithstanding anything in this Agreement to the contrary, if a Party after execution of this Agreement, creates an overriding royalty, Hydrocarbon production payment, net profits interest, carried interest; or any other interest out of its Working Interest (hereinafter called "Subsequently Created Interest"), the Subsequently Created Interest shall be made specifically subject to this Agreement. If the Party owning the interest from which the Subsequently Created Interest was established fails to pay, when due, its share of costs and the proceeds from the sale of Hydrocarbon production under Exhibit "F" and Article 8.6 (Security Rights) are insufficient for that purpose, or elects to abandon a well, or elects to relinquish its interest in the Lease, the Subsequently Created Interest shall be chargeable with a pro rata portion of all costs in the same manner as if the Subsequently Created Interest were a Working Interest and Operator may enforce against the Subsequently Created Interest the lien and other rights granted or recognized under this Agreement to secure and enforce collection of costs chargeable to the Subsequently Created Interest. The rights of the owner of the Subsequently Created Interest shall be, and hereby are, subordinated to the rights granted or recognized by Exhibit "F' and Article 8.6 (Security Rights).

       16.3 Payment of Rentals and Minimum Royalties. Operator shall pay in a timely manner, for the joint account of the Parties, all rentals, minimum royalties, and other similar payments accruing under the Lease and shall, on request, submit evidence of each such payment to the Parties. Operator shall not be held liable to the other Parties in damages for loss of the Lease or interest therein if, through mistake or oversight, a rental, minimum royalty, or other payment is-not paid or is erroneously paid. The loss of a Lease or interest therein resulting from a failure to pay or erroneous payment of rental or minimum royalty shall be a joint loss, and there shall be no readjustment of interests. For Hydrocarbon production delivered in kind by Operator to a Non-operator or to another for the account of a Non operator, the Non-operator shall provide Operator with information about the proceeds or value of the Hydrocarbon production in order that Operator may make payments of minimum royalties due.

       16.4 Non-participation in Payments. A Party that desires not to pay its share of a rental, minimum royalty, or similar payment shall notify the other Parties in writing at least sixty (60) days before the payment is due. Operator shall then make the payment for the benefit of the Parties that do desire to maintain the Lease. In such event, the Non-participating Party shall assign to the Participating Parties, upon their request the portions of its interest in the Lease maintained by the payment. The assigned interest shall be owned by each Participating Party in proportion to its Participating Interest. The assignment shall be made in accordance with Article 26 (Successors and Assigns).

       16.5 Royalty Payments. Each Party shall be responsible for and shall separately bear and properly pay or cause to be paid all royalty and other amounts due on Hydrocarbon production in accordance with state or federal regulations, as maybe amended from time-to-time. Adjustments shall be made among the Parties in accordance with Exhibit 'B" (Gas Balancing Agreement). During a period when Participating Parties in a Non-consent Operation are receiving a Non-participating Party's share of Hydrocarbon production, the Participating Parties shall bear and properly pay or cause to be paid the Lease royalty on the Hydrocarbon production, and shall hold the Non-participating Parties harmless from liability for the payment


                                   ARTICLE 17
                                      TAXES

       17.1 Property Taxes. Operator shall render property covered by this Agreement for ad valorem taxation, if applicable, and shall pay the property taxes for the benefit of each Party. Operator shall charge each Party its share of the tax payments. If the ad valorem taxes are based in whole or in part upon separate valuations of each Party's Working Interest then notwithstanding anything in this Agreement to the contrary, each Party's share of property taxes shall be in proportion to the tax value generated by that Party's Working Interest.

       17.2 Contest of Property Tax Valuation. Operator shall timely and diligently protest to a final determination each tax valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and the interest penalties, and costs accrued as a result of the protest in either event, Operator shall charge each Party its share.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

       17.3 Production and Severance Taxes. Each Party shall pay, or cause to be paid, all production and severance taxes due on Hydrocarbon production that it receives under this Agreement

       17.4 Other Taxes and Assessments. Operator shall pay other applicable taxes (other than income taxes, excise taxes, or other similar types of taxes) or assessments and charge each Party its share.


                                   ARTICLE 18
                                   INSURANCE

       18.1 Insurance. Operator shall provide and maintain the insurance prescribed in Exhibit "B" and charge those costs to the Joint Account. No other insurance shall be carried for the benefit of the Parties under this Agreement; except as provided in Exhibit "B."

       18.2 Bonds. Operator shall obtain and maintain all bonds or financial guarantees required by an applicable law, regulation or rule. The costs of those bonds or financial guarantees acquired exclusively for the conduct of activities and operations under this Agreement shall be charged to the Joint Account, including an amount equivalent to the reasonable cost of that bond or financial guarantee if Operator provides that bond or guarantee itself and does not engage a third party to do so. Operator shall require all contractors to obtain and maintain all bonds required by an applicable law, regulation or rule.


                                   ARTICLE 19
                         LIABILITY, CLAIMS, AND LAWSUITS

       19.1 Individual Obligations. The obligations, duties, and liabilities of the Parties under this Agreement are several, not joint or collective. Nothing in this Agreement shall ever be construed as creating a partnership of any kind, joint venture, agency relationship, association, or other character of business entity recognizable in law for any purpose. In their relations with each other under this Agreement, the Parties shall not be considered to be fiduciaries or to have established a confidential relationship, except as specifically provided in Article 7.3 (Confidentiality) and Article 7.4 (Limited Disclosure), but rather shall be free to act at arm's length in accordance with their own respective self-interests. Each Party shall hold all other Parties harmless from liens and encumbrances on the Lease arising as a result of its acts.

       19.2 Notice of Claim or Lawsuit. If, on account of a matter involving activities or operations under this Agreement, or affecting the Lease, a claim is made against a Party, or if a party outside of this Agreement files a lawsuit against a Party, or if a Party files a lawsuit, or if a Party receives notice of a material administrative or judicial hearing or other proceeding, that Party shall give written notice of the claim, lawsuit, hearing, or proceeding ("Claim") to the other Parties as soon as reasonably practicable.

       19.3 Settlements. The Operator may settle a Claim, or multiple Claims arising out of the same incident; involving activities or operations under this Agreement or affecting the Lease, if the aggregate expenditure does not exceed Fifty Thousand ($50,000.00) and if the payment is in complete settlement of these Claims. If the amount required for settlement exceeds this amount; the Parties shall determine the further handling of the Claims under Article 19.4 (Defense of Claims and Lawsuits).

       19.4 Defense of Claims and Lawsuits. The Operator shall supervise the handling, conduct, and prosecution of all Claims involving activities or operations under this Agreement or affecting the Lease. Claims may be settled in excess of the amount specified in Article 19.3 (Settlements) if the settlement is approved by vote in accordance with Article 6.1.2 of the Participating Parties in the activity or operation out of which the Claim arose, but a Party may independently settle a Claim or the portion of a Claim which is attributable to its Participating Interest share alone as long as that settlement does not directly adversely affect the interest or rights of the other Participating Parties. No charge shall be made for services performed by the staff attorneys of a Party, but all other expenses incurred by the Operator in the prosecution or defense of Claims for the Parties, together with the amount paid to discharge a final judgment are costs and shall be paid by the Parties in proportion to their Participating Interest share in the activity or operation out of which the Claim arose. The employment of outside counsel, but not the selection of that counsel, requires approval by vote of the Participating Parties in the activity or operation out of which the Claim arose. If the use of outside counsel is approved, the fees and expenses incurred as a result thereof shall be charged to the Parties in proportion to their Participating Interest share in the activity

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

or operation out of which that Claim arose. Each Party has the right to hire its own outside counsel at its sole cost with respect to its own defense.

       19.5 Liability for Damages. Unless specifically provided otherwise in this Agreement, liability for losses, damages, costs, expenses or Claims involving activities or operations under this Agreement or affecting the Lease which are not covered by or in excess of the insurance carried for the Joint Account shall be bore by each Party in proportion to its Participating Interest share in the activity or operation out of which that liability arises, except that when liability results from the gross negligence or willful misconduct of a Party, that Party shall be solely responsible for liability resulting from its gross negligence or willful misconduct.

       19.6 Indemnification for Non-Consent Operations. To the extent allowed by law, the Participating Parties will hold the Non-participating Parties (and their Affiliates, agents, insurers, directors, officers, and employees) harmless and release, defend, and indemnity them against all claims, demands, liabilities, regulatory decrees, and liens for environmental pollution and property damage or personal injury, including sickness and death, caused by or otherwise arising out of Non-consent Operations, and any loss and cost suffered by a Non-participating Party as an incident thereof except where that loss or cost results from the sole, concurrent or joint negligence, fault or strict liability of that Non-participating Party, in which case each Party shall pay or contribute to the settlement or satisfaction of judgment in the proportion that its negligence, fault or strict liability caused or contributed to the incident. If an indemnity in this Agreement is determined to violate law or public policy, that indemnity shall then be enforceable only to the maximum extent allowed by law.

       19.7 Damage to Reservoir, Loss of Reserves and Profit. Notwithstanding any contrary provision of this Agreement, no Party is liable to any other Party for damage to a reservoir, loss of Hydrocarbons, loss of profits, or other consequential damages, damages for business interruption, or. punitive damages, except if that damage or loss arises from a Party's gross negligence or willful misconduct, nor does a Party indemnify any other Party for that damage or loss.

       19.8 Non-Essential Personnel. A Non-operator that requests transportation or access to a drilling rig, Platform, vessel, or other facility used for activities or operations under this Agreement shall hold the other Parties harmless and shall release, defend, and indemnify them against (i) all claims, demands, and liabilities for property damage and (ii) all claims, demands, and liabilities for any loss or cost suffered by a Party as an incident thereof including, but not limited to, sickness and death, caused by or otherwise arising out of that transportation or access, or both, except if that loss or cost results from the gross negligence or willful misconduct of the Party so indemnified and protected.

                                   ARTICLE 20
                           INTERNAL REVENUE PROVISION

       20.1 Internal Revenue Provision. Notwithstanding any provision in this Agreement to the effect that the rights and liabilities of the Parties are several, not joint or collective, and that the Agreement and the activities and operations under this Agreement do not constitute a partnership under state law, each Party elects to not be excluded from the application of all or any part of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, or similar provisions of applicable state laws regardless of whether for federal income tax purposes this Agreement and the activities and operations under this Agreement are regarded as a partnership.


                                   ARTICLE 21
                                  CONTRIBUTIONS

       21.1 Notice of Contributions Other Than Advances for Sale of Production. Each Party shall promptly notify the other Parties of all offers of contributions that it may obtain, or contributions it is attempting to obtain, for drilling a well on the Lease. Payments received as consideration for entering into a contract for the sale of Hydrocarbon production from the Lease, loans, and other financial arrangements shall not be considered contributions for the purpose of this Article 22. No Party shall release or obligate itself to release Confidential Data in return for a contribution from a third party for drilling a well without prior written consent of the Participating Parties or Parties having the right to participate in the well.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

       21.2 Cash Contributions. If a Party receives a cash contribution for drilling a well on the Lease, the cash contribution shall be paid to Operator and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interests in the well. If the well is a Non-consent Well, the amount of the contribution shall be deducted from the cost specified in
Article 13.2.1(A) before computation of the amount to be recouped out of Hydrocarbon production.

       21.3 Acreage Contributions. If a Party receives an acreage contribution for the drilling of a well on the Lease, the acreage contribution shall be shared by each Participating Party that accepts it in proportion to its Participating Interest in the well. As between the Participating Parties, this Agreement shall apply separately to the acreage.


                                   ARTICLE 22
                            DISPOSITION OF PRODUCTION

       22.1 Take-in-Kind Facilities. A Party may, at its sole cost and risk, construct Take-in-Kind Facilities to take its share of Hydrocarbon production in kind.

       22.2 Duty to Take in Kind. Each Party shall own and, at its own cost and risk, shall take in kind or separately dispose of its share of the oil, gas, and condensate produced and saved from the Lease, exclusive of Hydrocarbon production used by Operator in developing and producing operations, subject to this Article 22. In order to avoid interference with operations on or regarding the Platform, the Processing Facilities, and the Lease, a Party exercising its right to construct Take-in Kind Facilities (`the Take in Kind Party") shall provide the operator with a list of equipment it deems necessary for its Take in Kind Facilities ("the Equipment") along with its notice informing the Operator of its election to take in kind. The Operator shall purchase the Equipment and install it on behalf of the Take in Kind Party at the Take in Kind Party's sole risk and cost, including, but not limited to, any fees, penalties or other costs incurred as a result of any cancellation of placed orders as may be requested by the Take in Kind Party. The Take in Kind Party shall have the right, upon providing the Operator with two week's written notice prior to a scheduled order of Equipment, to stop or postpone the Operator's placing of the scheduled order. The cancellation provisions contained in any Equipment order shall be similar in all material respects to the cancellation provisions used by the operator for similar project equipment orders. The Operator shall provide the Take in Kind Party with monthly updates on the progress of the ordering and installation of the Take in Kind Facilities. The Operator, based on the instructions of Take in Kind Party, shall install and operate all of the Equipment. The Operator shall not be responsible for any losses or damages to the Equipment or the Take in Kind Party's Hydrocarbon production metered, treated, processed or transported by the Equipment unless such losses or damages are the result of the Operator's gross negligence or willful misconduct.

       22.3 Failure to Take in Kind, Notwithstanding Article 22.2 (Duty to Take in Kind), if a Party fails to take in kind or dispose of its share of the oil, gas or condensate produced and saved from the Lease, Operator shall have the right, but not the obligation, subject to revocation at will by the Party owning the oil, gas or condensate production, to purchase for its own account, sell to others, or otherwise dispose of all or part of the oil, gas or condensate production at the same price at which Operator calculates and pays lessor's royalty on its own portion of the oil, gas or condensate production. Operator shall notify the non-taking Party when the option is exercised. A purchase or sale by Operator of any other Party's share of the oil, gas or condensate production shall be for such reasonable periods of time as arc consistent with the minimum needs of the industry under the circumstances, but in no event shall a contract be for a period in excess of one (1) year. Proceeds of the oil, gas or condensate purchased, sold, or otherwise disposed of by Operator under this
Article 22.3 shall be paid to the Party that had, but did not exercise, the right to take in kind and separately dispose of the oil, gas or condensate. Operator, in disposing of another Party's oil, gas or condensate, shall not be responsible for making any filing with regulatory agencies not required by law to be made by it in respect to another Party's share of oil, gas or condensate. Unless required by governmental authority having jurisdiction or by judicial process, no Party shall be forced to share an available market with a non-taking Party. If for any reason a Party fails to take or market its full share of gas as produced, that Party may later take, market, or receive a cash accounting for its full share in accordance with Exhibit "E."

       22.4 Expenses of Delivery in Kind. A cost that is incurred by Operator in making delivery of a Party's share of oil, gas, or condensate or disposing of same shall be paid by the Party.

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                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT


                                   ARTICLE 23
                                 APPLICABLE LAW

       23.1 Applicable Law. This Agreement shall be governed by and construed, interpreted, and applied under the laws of Texas, excluding choice of law rules that would refer the matter to the laws of another jurisdiction.


                                   ARTICLE 24
                    LAWS, REGULATIONS, AND NONDISCRIMINATION

       24.1 Laws and Regulations. This Agreement and operations under this Agreement are subject to applicable laws, rules, regulations, and orders. A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation, or order shall be deemed to have been modified accordingly.

       24.2 Nondiscrimination. In performing work under this Agreement, the Parties shall comply and Operator shall require each independent contractor to comply with the governmental requirements in Exhibit "D" and with Articles 202(1) to (7), inclusive, of Executive Order 11246, as amended.


                                   ARTICLE 25
                                  FORCE MAJEURE

       25.1 Force Majeure. If a Party is unable, wholly or in part because of a Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make money payments, such Party shall give the other Parties prompt written notice of the Force Majeure with full particulars about it. Effective upon the date notice is given, the obligations of the Party, so far as they are affected by the Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure. Time is of the essence in the performance of this Agreement, and every reasonable effort will be made by the Party to avoid delay or suspension of any work or acts to be performed under this Agreement The requirement that the Force Majeure be remedied with all reasonable dispatch shall not require a Party to settle strikes or other labor difficulties.


                                   ARTICLE 26
                             SUCCESSORS AND ASSIGNS

       26.1 Transfer of Interest. Except as provided in 26.1.1 (Exceptions to Prior Written Notice), a Transfer of Interest shall be preceded by written notice to the Operator and the other Parties ("the transfer notice"). Any Transfer of Interest shall be made to a party financially capable of assuming the corresponding obligations under this Agreement. No Transfer of Interest shall release a Party from its obligations and liabilities under this Agreement, and the security rights under Exhibit "F" and Article 8.6 (Security Rights) shall continue to burden the Working Interest transferred and to secure the payment of those obligations and liabilities.

       26.1.1 Exceptions to Transfer Notice. Notwithstanding any contrary provision of this Agreement, the transfer notice is not required when a Party proposes to mortgage, pledge, hypothecate or grant a security interest in all or a portion of its Working Interest (including Assignments of Hydrocarbon production executed as further security for the debt secured by that security device), any wells, Platforms, Processing Facilities or other equipment. However, an encumbrance arising from the financing transaction shall be expressly made subject and subordinated to this Agreement.

       26.1.2. Effective Date of Transfer of Interest. The effective date of a Transfer of Interest shall be at least sixty (60) days, but not more than one hundred eighty (180) days, after the date of the transfer notice. No
Transfer of Interest, other than those provided in Article 15.1 (Right to Withdraw) and Article 26.1.1 (Exceptions to Prior Written Notice), is binding upon the Parties unless and until (i) the assignor or assignee provides all remaining Parties with a photocopy of a fully executed Transfer of Interest, an executed MMS Form 1123, "Designation of Operator" and a designation of oil spill responsibility form and (ii) evidence of receipt of all necessary approvals by the MMS. The Parties shall promptly undertake all reasonable actions necessary to secure those approvals and shall execute and deliver all documents necessary to effectuate that Transfer of Interest. All costs attributable to a Transfer of Interest are the sole obligation of the assigning Party.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                26.1.3 Form of Transfer of Interest. Any Transfer of Interest shall incorporate provisions that the Transfer of Interest is subordinate to and made expressly subject to this Agreement and provide for the assumption by the assignee of the performance of all of the assigning Party's obligations under this Agreement. Any Transfer of Interest not in compliance with this provision is voidable by the non-assigning Parties.

                26.1.4. Warranty. Any Transfer of Interest, vesting or relinquishment of Working Interest between the Parties under this Agreement shall be made without warranty of title.

                26.1.5. Completion of Transfer of Interest. If the proposed Transfer of Interest is not executed and filed of record with the MMS within six
(6) months after receipt of the transfer notice by the non-assigning Parties, or if the term of the proposed Transfer of Interest conveyance are materially altered, the proposed Transfer of Interest shall be deemed withdrawn.


                                   ARTICLE 27

                            ADMINISTRATIVE PROVISIONS

       27.1 Term. This Agreement shall remain in effect so long as a Lease remains in effect and thereafter until (a) all wells have been abandoned and plugged or turned over to the Parties owning an interest in the Lease on which the wells are located; (b) all Platforms, Processing Facilities, and equipment have been disposed by the Operator in accordance Article 14 (Abandonment, Salvage, and Surplus); (c) all Claims as defied in Article 19 (Liability, Claims, and Lawsuits) have been settled or otherwise disposed of; and (d) there has been a final accounting and settlement. In accordance with Article 4.5 (Selection of Successor Operator), this Agreement will also terminate if no Party is willing to become operator, effective after all conditions in clauses
(a) through (d) above have been completed. Termination of this Agreement shall not relieve a Party of a liability or obligation accrued or incurred before termination and is without prejudice to all continuing confidentiality obligations or other obligations in this Agreement.

       27.2 Waiver. A term, provision, covenant, representation, warranty, or condition of this Agreement may be waived only by written instrument executed by the Party waiving compliance. The failure or delay of a Party in the enforcement or exercise of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel, Time is of the essence in the performance of this Agreement and all time limits shall be strictly construed and enforced.

       27.3 Waiver of Right to Partition. Each Party waives the right to bring an action for partition of its interest in the Lease, wells, Platform, Processing Facilities, and other equipment held under this Agreement, and covenants that during the existence of this Agreement it shall not resort at any time to an action at law or in equity to partition any or all of the Leases and lands or personal property subject to this Agreement.

       27.4 Compliance With Laws and Regulations. This Agreement, and all activities or operations conducted by the Parties under this Agreement, are expressly subject to, and shall comply with, all laws, orders, rules, and regulations of all federal, state, and local governmental authorities having jurisdiction over the Lease.

             27.4.1. Severance of Invalid Provisions. If, for any reason and for so long as, a clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under a present or future law (or interpretation thereof), the remainder of this Agreement will not be affected by that illegality or invalidity. An illegal or invalid provision will be deemed severed from this Agreement, as if this Agreement had been executed without the illegal or invalid provision. The surviving provisions of this Agreement will remain in full force and effect unless the removal of the illegal or invalid provision destroys the legitimate purposes of this Agreement; in which event this Agreement shall be null and void.

             27.4.2. Fair and Equal Employment. Each of the Parties is an Equal Opportunity Employer, and the equal opportunity provisions of 30 CFR 270 and 41 CFR 60-1 are incorporated in this Agreement by reference. The affirmative action clauses concerning disabled veterans and veterans of the Vietnam era (41 CFR 60250) and the affirmative action clauses concerning employment of the handicapped (41 CFR 60-741) are also incorporated in this Agreement by reference. In performing work under this Agreement, the Parties shall comply

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

with (and the Operator shall require each independent contractor to comply with) the governmental requirements in Exhibit "D" that pertain to non-segregated facilities,

       27.5.    Construction and Interpretation of this Agreement

             27.5.1. Headings for Convenience. Except for the definition headings in Article 2 (Definitions), all the table of contents, captions, numbering sequences, and paragraph headings in this Agreement are inserted for convenience only and do not define, expand or limit the scope, meaning, or intent of this Agreement.

             27.5.2 Article References. Except as otherwise provided in this Agreement, each reference to an article of this Agreement includes all of the referenced article and its sub-articles.

             27.5.3. Gender and Number. The use of pronouns in whatever gender or number is a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities, or groups thereof. Reference in this Agreement to the singular of a noun or pronoun includes the plural and vice versa.

             27.5.4. Joint Preparation. This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the Parties and shall not be construed for or against one Party or the other as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

             27.5.5. Integrated Agreement. This Agreement contains the final and entire agreement of the Parties for the matters covered by this Agreement and, as such, supersedes all prior written or oral communications and agreements. This Agreement may not be modified or changed except by written amendment signed by the Parties.

             27.5.6 Binding Effect. To the extent it is assignable, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns, and shall constitute a covenant running with the land comprising the Lease. This Agreement does not benefit or create any rights in a person or entity that is not a Party to this Agreement.

             27.5.7. Further Assurances. Each Party will take all actions necessary and will sign all documents necessary to implement this Agreement. Except as otherwise provided in this Agreement, within (30) days after their receipt of a valid written request for those documents from a Party, all other Parties shall prepare and execute the documents.

             27.5.8. Counterpart Execution. This Agreement may be executed by signing the original or a counterpart. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all Parties had signed the same agreement. No Party shall be bound to this Agreement until all Parties have executed a counterpart or the original of this Agreement. This Agreement may also be ratified by a separate instrument that refers to this Agreement and adopts by reference all provisions of this Agreement. Ratification shall have the same effect as an execution of this Agreement.

             27.5.9. Other Agreement. This Agreement is subject to the terms and conditions of that certain Participation Agreement dated January 17, 2006 ("Participation Agreement'), by and between the Parties. In the event of conflict between this Agreement and the Participation Agreement, the provisions of the Participation Agreement shall prevail.

       IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the year and day first written above.


WITNESSES:                               NEWFIELD EXPLORATION COMPANY (Operator)


/s/ Susan E. Harris                      /s/ W.M. Blumenshine
--------------------                     --------------------
Printed Name: Susan E. Harris            W.M Blumenshine
              ---------------            Attorney-in-Fact

/s/ Karen P. Minga
------------------
Printed Name: Karen P. Minga
              --------------

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT




NON-OPERATORS:

                                         RIDGEWOOD ENERGY CORPORATION


/s/ (Signature illegible)                /s/ W. Greg Tabor
------------------------                 -------------------------------
Printed Name:(illegable)                 Name:  W. Greg Tabor
                                         Title: Executive Vice President
/s/ Donna Ermis
---------------
Printed Name: Donna Ermis

/s/ (Signature illegible)
-------------------------
Printed Name:(illegable)


                                         NORTHSTAR GULFSANDS, LLC



                                         ----------------------
                                         Brian H. Macmillan
                                         Vice President-Land
---------------------------------
Printed Name: ___________________


---------------------------------
Printed Name: ___________________

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                                   EXHIBIT "A"

      Attached to and made a part of that certain Operating Agreement dated effective January 17, 2006, between Newfield Exploration Company, as Operator, and Ridgewood Energy Corporation and Northstar Gulfsands, LLC, as Non-Operators.


I.     The Contract Area of the Operating Agreement covers the following
       -----------------------------------------------------------------
       described Lease(s):
       -------------------

Oil and Gas Lease dated February 1, 1971, bearing serial number OCS-G 02023, by and between the United States of America, as Lessor, and Texas Eastern Exploration Co., et al, as Lessees, covering all of Block 593, West Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. LAIB, INSOFAR AND ONLY INSOFAR AS said lease covers and affects the South Half (S/2) of said Block 593, containing approximately 5,000 acres.

II.    Interests of the Parties in the Contract Area:
       -----------------------------------------------

Newfield Exploration Company             50.00000%
Ridgewood Energy Corporation             43.28499%
Northstar Gulfsands, LLC                  6.71501%


III.   The Operator for the Lease shall be:
       ------------------------------------


Newfield Exploration Company


IV.    Notification and addresses of the designated representatives are as
       -------------------------------------------------------------------------
       follows:
       --------


Newfield Exploration Company
363 N. Sam Houston Parkway East, Suite 2020
Houston, Texas 77060
Attn: Christina B. Linscomb
Telephone:(281) 847-6074
Facsimile:(281) 405-4207
Email: clinscomb@newfield.com

Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079
Attn: Greg Tabor
Telephone  (281) 293-8449
Facsimile: (281) 293-7705
Email: gtabor@ridgewoodenergy.com


Northstar Gulfsands, LLC
11 Greenway Plaza, Suite 2800
Houston, Texas 77046
Attn: Michelle Mauzy
Telephone: (713) 386-1035
Facsimile: (713) 626-3444
Email: mmauzy@nstarinterests.com



                               End of Exhibit "A"

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                                   EXHIBIT "B"

      Attached to and made a part of that certain Operating Agreement dated effective January 17, 2006, between Newfield Exploration Company, as
  Operator, and Ridgewood Energy Corporation and Northstar Gulfsands, LLC, as
                                 Non-Operators.

                              INSURANCE PROVISIONS
                              --------------------

1.     Operator shall carry the following insurance for the joint account:

       a. Workmen's Compensation and Employer's Liability Insurance covering employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal Laws. The Workmen's Compensation policy shall have attached the "Longshoreman's Harbor Workers Compensation Act (Federal) Endorsement" and "Outer Continental Shelf Lands Endorsement".

       b. Contingent Maritime Employer's Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.


2. Each PARTY shall self-insure or carry the insurance noted below with the minimum limits as set out:

       a. General Liability Insurance covering operations conducted hereunder with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage, including:

              i.   Premises and Operations coverages.

              ii.  Independent Contractor's Contingent coverage.

              iii. Contractual Liability covering liabilities assumed under this Operating Agreement.

              iv.  Products and Completed Operations coverage.

              v. Coverage for explosion, collapse and underground resources and property damage under both Premises/Operations and Contractual Liability coverage parts, where applicable.

              vi.  Broad Form Property Damage Liability endorsement.

              vii. Personal Injury Liability.

              viii. In Rem endorsement.

              ix.  Territorial extension shall cover all work areas.

              x. Where applicable, coverage for liability resulting from the consumption of food prepared or served by contractor or subcontractor.

              xi. Watercraft exclusion deleted or Protection & Indemnity provided.

              xii. Coverage is provided for "Action Over" suits.

              xiii. Coverage is silent as respects Punitive Damages.

              xiv. Sudden and Accidental Pollution Liability Coverage.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                    xv.  Coverage for Offshore/Marine Operations.

       b. Commercial Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,000,000 per occurrence and Property Damage Insurance covering operations conducted hereunder with a combined single limit each occurrence of $500,000 for bodily injury and property damage.

       c. Excess Liability Insurance, including sudden and accidental pollution liability, with a limit of $25,000,000.00.

       d. Non-Owned Aircraft Liability Insurance with a limit of $5,000,000 each occurrence.

       e. Insurance for Control of Well, Redrilling and Restoration due to blowout and/or catering above or below surface, and Seepage and Pollution Liability coverage including cleanup and containment with a minimum limit of $25,000,000 per occurrence. Coverage shall also include Care Custody and Control Insurance with a minimum limit of $500,000 per occurrence.

3. Any PARTY hereto may acquire such additional insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations hereunder.

4. Operator shall use reasonable efforts to require all contractors and subcontractors working or performing services hereunder to comply with the Workmen's Compensation and Employer's Liability Laws, both State and Federal, and to carry Comprehensive General Liability and such other insurance as Operator deems necessary.

5. In the event that construction operations are performed, Operator shall determine the amount(s) of Builder's Risks Insurance appropriate for the project and shall: (i) cause the pertinent contractor(s) and, as applicable, subcontractor(s) to carry, in the aggregate and as Operator deems appropriate, such coverage and/or (ii) carry for the joint account (and charge it accordingly) for such portion of, of all, the coverage as operator deems appropriate. In any such event, Operator shall cause certificates of insurance reflective of such coverage to be forwarded to the Non-Operator(s).

6. Once offshore properties are installed, each Party must carry its own Physical Damage Insurance for its own insurable interest to be effective at the expiration date of the Builder's Risk Policy.




                               End of Exhibit "B"

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                                   EXHIBIT "C"

     Attached to and made a part of that certain Operating Agreement dated effective January 17, 2006, between Newfield Exploration Company, as Operator, and Ridgewood Energy Corporation and Northstar Gulfsands, LLC, as Non-Operators.


                              ACCOUNTING PROCEDURE
                           OFFSHORE JOINT OPERATIONS

I.     GENERAL PROVISIONS
1.     Definitions

       "Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

       "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

       "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

       "Operator" shall mean the party designated to conduct the Joint
       Operations.

       "Non-Operators" shall mean the Parties of this Agreement other than the Operator.

       "Parties" shall mean Operator and Non-Operators.

       "First   Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity. The First Level Supervisor shall not be required to be located on the Joint Property, but shall be located at a field location near the Joint Property.

       "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

       "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

       "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

       "Controllable Material" shall mean Material, which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

       "Shore Base Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment, debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

       "Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.     Statements and Billings

       Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

3.     Advances and Payments by Non-Operators

       A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

       B. Each Non-Operator shall pay its proportion of all bills within fifteen
          (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.     Adjustments

       Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.     Audits

       A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

       B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.     Approval by Non-Operators

       Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II.    DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.     Rentals and Royalties

       Lease rentals and royalties paid by Operator for the Joint Operations.

2.     Labor

       A. (l) Salaries and wages of Operator's field employees directly employed on the Joint Property In the conduct of Joint Operations.

      (2) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section H.

      (3) Salaries of First Level Supervisors in the field.

      (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

                    MODEL FORM OF OFFSHORE OPERATING AGREEMENT

      (5) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

       B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this
          Section I. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section I. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

       C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this
          Section 11.

       D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section U.

3.     Employee Benefits

       Operators current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section I shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.     Material

       Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided. However, all surplus material purchased for the Joint Account will remain charged to the Joint Account until disposition of such surplus materials by Operator. Operator shall use its best efforts to dispose of such surplus materials on a reasonable and timely basis; however Operator shall consult with and obtain a Non-Operator's consent provided Non-Operator's consent is received within five (5)days after receipt of notice from Operator of its intent to. dispose of such surplus material(s). Failure by Non-Operator to provide Operator with its consent within said five 5 days shall be an indication that Non-Operator consents or approves of the disposal of said surplus material.

5.     Transportation

       Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

       A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

       B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

       C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.     Services

       The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.     Equipment and Facilities Furnished by Operator

       A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

          operation. Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed ten percent (10%) per annum. In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

       B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%). For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

8.     Damages and Losses to Joint Property

       All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, food, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.     Legal Expense

       Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.    Taxes

       All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.    Insurance

       Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.    Communications

       Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

13.    Ecological and Environmental

       Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Minerals Management Service or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.    Abandonment and Reclamation

       Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

15.    Other Expenditures

       Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

III.   OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies, except as herein described, shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

     i. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

          (_) shall be covered by the overhead rates.
          (x) shall not be covered by the overhead rates.

     ii. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

          (x) shall be covered by the overhead rates.
          (_) shall not be covered by the overhead rates.

1.     Overhead - Drilling and Producing Operations

       As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

          (x) Fixed Rate Basis, Paragraph 1A, or
          (_) Percentage Basis, Paragraph 1B


A.     Overhead - Fixed Rate Basis

       (1) Operator shall charge the Joint Account at the following rates per well per month: Drilling Well Rate $30,000.00 (Prorated for less than a full month) Producing Well Rate $3,000.00

       (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

          (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen
             (15) or more consecutive calendar days.

          (b) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

       (3) Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

          (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

          (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

          (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

                    MODEL FORM OF OFFSHORE OPERATING AGREEMENT

          (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

          (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

     (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Fields Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B.     Overhead - Percentage Basis

      (1) Operator shall charge the Joint Account at the following rates:

          (a) Development
              _______________Percent (______%) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of
              Section II and all salvage credits.

          (b) Operating

              _______________Percent (______ %) of the cost of Operating the


       Joint Property exclusive of costs provided under Paragraphs 1 and 9 of
       Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

      (2) Application of Overhead - Percentage Basis shall be as follows:

       For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any project with a primary purpose to extend or expand a wellbore in order to recover new reserves not previously recoverable by the wellbore; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

2.     Overhead - Major Construction

      A. If the Operator absorbs the engineering, design and drafting costs related to the project:

          (1) 5 % of total costs if such costs are more than $50,000 but less ------- than $100,000; plus

          (2)  3   % of total costs in excess of $100,000 but less than
            ------- $1,000,000; plus

          (3)  2   % of total costs in excess of $1,000,000.
            -------
      B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

          (1)  4   % of total costs if such costs are more than$ 50,000 but less
            -------   than $100,000; plus

          (2)  2   % of total costs in excess of $100,000 but less than
            ------- $1,000,000; plus

          (3)  2   % of total costs in excess of $1,000,000.
            ------

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply. In the event of any conflict between the provisions of this paragraph and those provisions under Section I, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

                    MODEL FORM OF OFFSHORE OPERATING AGREEMENT

3.     Overhead - Catastrophe

       To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

          (1)  5   % of total costs through $100,000; plus
            ------

          (2) 3 % of total costs in excess of $100,000 but less than ------ $1,000,000; plus

          (3)  2  % of total costs in excess of $1,000,000.
            ------

       Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.     Amendment of Rates

       The Overhead Parties hereto if, in practice, the rates are found to be insufficient or excessive rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties.

IV.    PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

       Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.     Purchases

       Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.     Transfers and Dispositions

       Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

      A.   New Material (Condition A)

        (1) Tubular Goods Other than Line Pipe

          (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

          (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

          (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

          (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2)    Line Pipe

          (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and Over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A. (1)
               (a) as provided above. Freight charges shall be calculated from
                Lorain, Ohio.

          (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A. (1) (a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

          (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the joint Property.

          (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

        (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

        (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced it the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2 A (1) and (2).

B.     Good Used Material (Condition B)

       Material in sound and serviceable condition and suitable for reuse without reconditioning:

        (1) Material moved to the Joint Property
            At seventy-five percent (75%) of current new price, as determined by Paragraph A.

        (2) Material used on and moved from the Joint Property

          (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

          (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

        (3) Material not used on and moved from the Joint Property

            At seventy-five percent (75%) of current new price as determined by Paragraph A.
            The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.     Other Used Material

       (1) Condition C

       Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT
(
        (2) Condition D


       Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

          (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

          (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

        (3) Condition E

       Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

D.     Obsolete Material


       Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E.     Pricing Conditions

        (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents ($0.25) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph I.A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

        (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.     Premium Prices


Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.   Warranty of Material Furnished By Operator

 Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V.     INVENTORIES

          The Operator shall maintain detailed records of Controllable Material.

1.     Periodic Inventories, Notice and Representation

         At reasonable intervals, inventories shall be taken by operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

2.     Reconciliation and Adjustment of Inventories

       Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory, Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.     Special Inventories

       Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.     Expense of Conducting Inventories

       A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

       B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                               End of Exhibit "C"

                    MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                                   EXHIBIT "D"

           Attached to and made a part of that certain Operating Agreement dated effective January 17, 2006, between Newfield Exploration Company, as Operator, and Ridgewood Energy Corporation and Northstar Gulfsands, LLC, as Non-Operators.


                    CERTIFICATION OF NONSEGREGATED FACILITIES
                    -----------------------------------------


Contractor certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Contractor certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments and that it will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause in any Government contract between Contractor and Corporation. As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local customs or otherwise. Contractor further agrees that (except where it has obtain identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its files; and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certification of Non-segregated Facilities, as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000, which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semi-annually or annually) (1968 MAR.) (Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.)

Whenever used in the foregoing Section, the term "contractor" refers to each party to this Agreement.




                               End of Exhibit "D"

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                                   EXHIBIT "E"

      Attached to and made a part of that certain Operating Agreement dated effective January 17, 2006, between Newfield Exploration Company, as
   Operator, and Ridgewood Energy Corporation and Northstar Gulfsands, LLC, as
                                 Non-Operators.

                             GAS BALANCING AGREEMENT

I.     Definitions
       -----------

       A.  "Agreement" shall mean this Gas Balancing Agreement.

       B. "Balanced" is that condition which occurs when a party hereto has taken the same percentage of the cumulative volume of Gas production it is entitled to take pursuant to the terms of the Operating Agreement.

       C. "Gas" includes natural gas produced from a Well that produces Natural Gas, including all constituent parts of such natural gas except liquid hydrocarbons and condensate recovered by primary separation equipment.

       D. "Overproduced" is the status of a party when the percentage of the cumulative volume of Gas taken by that party exceeds that part's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of the Operating Agreement.

       E. "Underproduced" is the status of a party when the percentage of cumulative volume of Gas taken by that party is less than that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of said Operating Agreement.

       F. "Well" is defined as each well subject to the Operating Agreement that produces Gas. If a single Well is completed in two or more reservoirs, such Well shall be considered a separate Well with respect to, but only with respect to, each reservoir from which the Gas produced is not commingled in the well bore.

II.    Application of this Agreement
       ------------------------------

       The parties to the Operating Agreement own the working or operating interests in the Gas underlying the LEASE covered by the Operating Agreement and are entitled to share in the percentages therein stated in the Operating Agreement.

       In accordance with the terms of the Operating Agreement, each day each party is responsible for marketing its share and shall take its full share of Gas produced from the LEASE and market or otherwise dispose of same, In the event a party hereto elects in writing not to take in kind or market its full share o Gas or has contracted to sell its share of Gas produced from the LEASE to a purchaser which, at any time while this Agreement is in effect, fails to take the share of Gas attributable to the interest of such party, the terms of this Agreement shall automatically become effective, provided, however, that within any given calendar month should one or more parties fail to take its daily entitlement(s) of Gas then in order to allow the party(s) to get back into balance within that month before implementation of this provision Operator will first notify the underproduced party(s) and it will fully utilize all pipeline operational flexibility afforded it, to specifically include that allowed under a governing pipeline Operational Balancing Agreement.

       The Operator is responsible for administering the provisions of this Agreement and as such shall have the sole option of administering all reporting of the same for the parties or retaining the services of third party professionals for this specific purpose. The costs of such third party services by Operator shall be considered as included in the overhead rates. The Operator shall cause deliveries to be made to the Gas purchasers at such rates as may be required to give effect to the extent practicable, to be or become Balanced.

       The provisions of this Agreement shall be applied to the LEASE, regardless of the number of wells.

III.   Storing and Making Up Gas Production
       ------------------------------------

       A.       Right to Take and Market Gas
                ----------------------------

                During any periods or periods when any party hereto does not take, has no market for, or the market of a party is not sufficient to take, that party's full share of the Gas produced from any Well located on the LEASE, or such party's purchaser otherwise fails to take such party's share of Gas produced from any such Well located on the LEASE, resulting in such party becoming Underproduced (such party being herein referred to as an "Underproduced Party"), the other party or parties shall be entitled, but not required, to produce from said Well on the LEASE (and take or deliver to their respective purchaser(s)), each month all or a part of that portion of the allowable

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

       Gas production assigned to such Well by the regulatory body having jurisdiction. Any party so taking or delivering Gas which results in such party becoming Overproduced is herein referred to as an "Overproduced Party".

       Those parties which are capable of taking and/or marketing quantities of Gas allocable to an Underproduced Party, in the absence of any other agreement between them, shall each take a share of the Gas attributed to the Underproduced Party or Parties in the direct proportion that their respective interests bear to the total interest of all parties taking Gas which are also considered Overproduced.

       All parties hereto shall share in and own the liquid hydrocarbons recovered from such Gas by primary separation equipment in accordance with their respective interests and subject to the terms of the above-described Operating Agreement, whether or not such parties are actually taking and/or marketing Gas at such time.

B.     Making Up Underproduction
       -------------------------

       Any Underproduced Party shall endeavor to bring its taking of Gas into a Balanced condition. Upon thirty (30) days prior written notice to the Operator, any Underproduced Party may thereafter begin taking or delivering to its purchaser its full share of the Gas produced from a Well (less any used in operations, vented or lost). To balance the Gas account of the parties in accordance with their respective interests, Underproduced Party shall be entitled to take or deliver to a purchaser its full share of Gas produced from such Well (less any used in operations, vented or lost) plus, (i) for the months of March, April, May, June, July, August, September and October only of any calendar year during which this Agreement may be in place, an amount up to an additional fifty percent (50%) of the monthly quantity of Gas attributable to the Overproduced Party or Parties, or (ii) for the months of November, December, January and February only of any calendar year or years during which this Agreement may be in place, an amount up to an additional twenty-five percent (25%) of the monthly quantity of Gas attributable to the Overproduced Party or Parties. If more than one Underproduced Party is entitled to take additional Gas, they shall divide the additional Gas in proportion to their respective Underproduced accounts. The first Gas made up shall be assumed to be the first Gas Underproduced.

C.     Gas Balance Reporting
       ---------------------

       Each party taking will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder. The Operator will maintain appropriate accounting on a monthly and cumulative basis of the quantities of Gas each party is entitled to take and/or market and the quantities of Gas taken and/or marketed by each of the parties to their respective Gas purchasers. Within ninety (90) days after the end of each producing calendar month, the Operator shall furnish each party a statement showing the status of the Overproduced and Underproduced accounts of all parties.

       To determine respective volumes of Gas taken by separate gas pipelines connected to the Well, measurement of Gas for overproduction and underproduction shall be accomplished by use of sales meters and lease measurement equipment, which shall be in accordance with AGA requirements.

       Each party to this Agreement agrees that it will not utilize any information obtained hereunder for any purpose other than implementing or administering the terms of this Agreement.

D.     Royalty and Production Tax
       ---------------------------

       At all times while Gas is produced from the LEASE, unless otherwise required by any State or Federal law or regulations, each party shall pay or cause to be paid all royalty due and payable on the actual volumes of gas taken for its account. Each party agrees to hold each other party harmless from any and all claims for royalty payments asserted by its royalty owners. The term "royalty owner" shall include owners of royalty, overriding royalties, production payments and similar interests payable out of production.

       Each party producing or taking or delivering Gas to its Gas purchaser shall pay, or cause to be paid, all production and severance taxes due on all volumes of Gas actually taken or sold by such party.

IV.    Cash Settlement
       ---------------

       A.   Volume/Value
            ------------

            If, at the permanent termination of production of Gas from the LEASE, an imbalance exists between the parties, a cash settlement of the imbalance between the parties relative to such LEASE shall be made. The amount of the cash settlement will be limited to the proceeds actually received by the Overproduced Party or Parties at the time of overproduction, less transportation and applicable treating charges and production and severance taxes paid on such overproduction. Royalty shall only be deducted from such proceeds attributable to the overproduction if actually paid to royalty owners by the Overproduced Party or Parties. No interest shall be

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

            added to any cash settlement hereunder. If there is more than one Overproduced Party, the cash settlement shall be based on a weighted average of the proceeds actually received as above described by all Overproduced Parties.

B.     Collection and Distribution
       ---------------------------


       Operator shall provide to all parties hereto within sixty (60) days of permanent determination of Gas production a final accounting of the Gas balance. Overproduced Parties, within thirty (30) days of receipt of the final accounting of the Gas balance, shall pay their respective shares of the above described cash settlement to the Underproduced Parties in that proportion that each such Underproduced Party's volume of gas in storage bears to the total of all Underproduced Parties' volumes of gas in storage.

V.     Miscellaneous
       -------------

       A.    Term
             ----

             This Agreement shall remain in force and effect as long as the Operating Agreement to which it is attached remains in force and effect, and thereafter until the Gas balance accounts between the parties are settled in full, and shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors, legal representatives and assigns.

       B.    Expenses
             --------

             Nothing herein shall change or affect each party's obligations to pay its proportionate share of all costs and liabilities incurred in operations on the LEASE as its share thereof is set forth in the Operating Agreement to which this Agreement is attached.

       C.    Well Tests
             ----------

             Nothing herein shall be construed to deny any party the right, from time to time, to produce and take or deliver to its Gas purchaser up to one hundred percent (100%) of the entire Well stream to meet the deliverability test required by its Gas purchaser, provided that such tests are reasonable in light of overall industry standards.

       D.    Monitoring of Takes of Production
             ---------------------------------

             Each party shall, at all times, use its best efforts to regulate its takes and deliveries from each Well on the LEASE so that no Well will be shut-in for overproducing the allowable assigned thereto by the regulatory body having jurisdiction. Additionally, each party shall communicate, as necessary, the contents of this Agreement to its respective Gas purchaser(s) or transporter(s) and shall monitor its deliveries to ifs respective Gas purchaser(s) or transporter(s) so as to ensure to the greatest extent practicable that its Gas purchaser(s) or transporter(s) does not take Gas in excess of the quantities provided for herein.

       E.    Liquefiable Hydrocarbons Not Covered Under Agreement
             ----------------------------------------------------

             The parties shall share proportionately in and own all liquid hydrocarbons recovered with the Gas by lease equipment in accordance with their respective interests.



                               End of Exhibit "E"

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                                   EXHIBIT "F"
                                   -----------

                        MEMORANDUM OF OPERATING AGREEMENT
                        ---------------------------------
                             AND FINANCING STATEMENT
                             -----------------------
                                   (Louisiana)


                To be filed in the conveyance records and in the mortgage records and as a non-standard financing statement in accordance with Paragraph 11.0 herein.

1.0 This Memorandum of Operating Agreement and Financing Statement (this "Memorandum") is effective as of the effective date of the Operating Agreement referred to in Paragraph 2.0 below and is executed by Newfield Exploration Company, (the "Operator"), whose mailing address is 363 N. Sam Houston Parkway East, Suite 2020, Houston, TX 77060 and Ridgewood Energy Corporation, whose address is 11700 Old Katy Road, Suite 280, Houston, TX 77079 and Northstar Gulfsands, LLC, whose address is 11 Greenway Plaza, Suite 2800, Houston, TX 77046 (the "Non-Operators").

2.0 The Operator and the Non-Operators are parties to that certain Operating Agreement dated effective the 20th day of June, 2006 (the "Operating Agreement") providing for the development and production of crude oil, natural gas and associated substances from the lands and oil and gas leases described in Exhibit "A" of the Operating Agreement (therein and herein called the "Contract Area"), and described more particularly on Attachment "1" to this Memorandum, and designating Newfield Exploration Company as the Operator, to conduct such operations for itself and the Non-Operators. Reference is made hereby to the Operating Agreement for all purposes, and its terms and provisions are incorporated herein by this reference to the same extent as if the Operating Agreement were reproduced herein. Capitalized terms not otherwise defined herein are defined and shall have the same meaning herein as set forth in the Operating Agreement.

3.0 The Operator hereby certifies that a true and correct copy of the Operating Agreement is on file and is available for inspection by third parties at the offices of the Operator at the address set forth in this Memorandum.

4.0 Among other provisions, the Operating Agreement (i) provides for certain liens and' security interests to secure payment by the Parties of their respective share of costs and performance of other obligations under the Operating Agreement and contains a power of sale, (ii) contains an Accounting Procedure, and (iii) includes non-consent clauses which establish that Parties who elect not to participate in certain operations shall be deemed to have relinquished their interest in production until the carrying consenting Parties recover their costs of such operations plus a specified amount, or in some cases to permanently forfeit their interest in all or part of the Lease. Certain provisions of Section 8.6 of the Operating Agreement are set forth as follows:

             Mortgage in Favor of the Operator. Each Non-Operator hereby grants to the Operator a mortgage, hypothecate and pledge of and over all of its rights, titles and interests in and to the (a) the Lease,
             (b) the oil and gas in, on under and that may be produced from the lands within the Lease and (c) all other immovable property susceptible of mortgage situated within the Lease.

             This mortgage is given to secure the complete and timely performance of and payment by each Non-Operator of all obligations and indebtedness of every kind and nature, whether now owned by such Non-Operator or hereafter arising pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B)

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

           reasonable attorneys' fees, (C) court costs and (D) other directly related collection costs. If any Non-Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-Operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-Operator's Hydrocarbon production until the amount owed has been paid. The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-Operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-Operator and payment shall be made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-Operator.

           The maximum amount for which the mortgage herein granted by each Non-Operator shall be deemed to secure the obligations and indebtedness of such Non-Operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-Operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-Operator to the Operator is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-Operator, the liability of each Non-Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement(Louisiana), as such term is defined in Article
           8.6.1.4 (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-Operator pursuant to this Agreement.

           Security Interest in Favor of the Operator. To secure the complete and timely performance of and payment by each Non-Operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-Operator or hereafter arising, pursuant to this Agreement, each Non-Operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the lands or offshore blocks covered by the Lease or attributable to the Lease when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead),
           (c) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all Platforms and Processing Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Lease or maintained or used in connection with the ownership, use or exploitation of the Lease, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Non-Operators in and to the oil and gas produced from or attributable to the Lease when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease. To the extent susceptible under applicable law, the security interest granted by each Non-Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-Operator described herein and is intended to cover all of the rights, titles and interests of such Non-Operator in all movable property now or hereafter located upon or used in connection with the Lease, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

           and cash contributions, and conversion rights of such Non-Operator in connection with the Lease, or the oil and gas produced from or attributable to the Lease, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Lease; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease, including the following:

          (1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Attachment "l", to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease;

          (2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment "l," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease; and

          (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease.

           Mortgage in Favor of the Non-Operators. The Operator hereby grants to each Non-Operator a mortgage, hypotheca, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease; (b) the oil and gas in, on, under, and that my be produced from the lands within the Lease; and (c) all other immovable property or other property susceptible of mortgage situated within the Lease.

           This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-Operator herein, shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-Operators shall have the additional right to notify the purchaser or purchasers of the operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the Operator's share of Hydrocarbon production until the amount owed has been paid. The Non-Operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Non-Operators' statement concerning

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

           the amount of costs and other expenses owed by the Operator and payment made to the Non-Operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator.

           The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-Operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-Operators is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to
          (and the Non-Operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement, as such term is defined in Article 8.6.1.4 hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

           Security Interest in Favor of the Non-Operators. To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the Operator hereby grants to each Non-Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the lands or offshore blocks covered by the Lease or included within the Lease or attributable to the Lease when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (c) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all Platforms and Processing Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Lease or maintained or used in connection with the ownership, use or exploitation of the Lease, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Operator in and to the oil and gas produced from or attributable to the Lease when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers:
          (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Lease, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Lease, the oil and gas produced from or attributable to the Lease, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Lease; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease, including the following:

                 MODEL FORM OF OFFSHORE OPERA71NG AGREEMENT

          (A) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in to and under or derived from any present of future operating, farm out bidding, pooling, unitization and communitization agreements, assignments and subleases, whether or not described in Attachment "1", to the extent, and only to the extent, that such agreements, assignments and subleases cover or include any of its rights, titles and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease, and all units created by any such pooling, unitization and communitization agreements and all units formed under orders, regulations, rules or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease.

          (B) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease; and

          (C) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Lease.

5.0 To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement attached as Exhibit "F" (the "Memorandum of Operating Agreement and Financing Statement) in multiple counterparts as appropriate. The Parties authorize the Operator to file the Memorandum of Operating Agreement and Financing Statement in the public records set forth below to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-Operators to their interests in the Lease and for purposes of satisfying otherwise relevant recording and fling requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement to a standard UCC-1 for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement. Upon the acquisition of a leasehold interest in the Lease, the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement describing such leasehold interest. Such Memorandum of Operating Agreement and Financing Statement shall be amended from time to time upon acquisition of additional leasehold interests in the Lease, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment.

       The Memorandum of Operating Agreement and Financing Statement is to be fled or recorded, as the case may be, in (a) the conveyance records of the county or counties, parish or parishes adjacent to the lands or offshore blocks covered by the Lease or contained within the Lease, (b) the mortgage records of such county or counties, parish or parishes, and
       (c) the appropriate Uniform Commercial Code records.

6.0 If payment of any indebtedness created under the Operating Agreement is not made when due under the Operating Agreement, in addition to any other remedyafforded by law, each Party to the Operating Agreement and any successor to such Party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to foreclose the lien and security interest established in its favor in the Operating Agreement in the manner provided by law or therein and to exercise all rights of a secured party under the Uniform Commercial Code.

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

7.0 Upon expiration of the Operating Agreement and the satisfaction of all obligations and indebtedness established thereunder, on behalf of all Parties to the Operating Agreement, the Operator and the Non-Operators, as appropriate, shall file of record an appropriate release and termination of all security and other rights created under the Operating Agreement and this Memorandum. Upon the fling of such release and termination instrument, all benefits and obligations under this Memorandum shall terminate as to all Parties who have executed or ratified this Memorandum. In addition, at any time prior to the filing of such release and termination instrument, the Operator and the Non-Operators shall have the right to file a continuation statement pursuant to the Uniform Commercial Code with respect to any financing statement filed in their favor under the terms of this Memorandum.

8.0 It is understood and agreed by the Parties hereto that if any part, term, or provision of this Memorandum is held by the courts to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

9.0 This Memorandum shall be binding upon and shall inure to the benefit of the Parties hereto and to their respective legal representatives, successors and permitted assigns. The failure of one or more persons owning an interest in the Contract Area to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who execute this Memorandum.

10.0 A Party having an interest in the Contract Area may ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying Party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such Party hereby consents to its ratification and adoption by any Party who acquires or may acquire any interest in the Contract Area.

11.0 The Operator and the Non-Operators hereby agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered any instrument, or take any action necessary or appropriate to effectuate the terms of the Operating Agreement or any Exhibit, instrument, certificate or other document pursuant thereto.

12.0 Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

       EXECUTED on the dates set forth below each signature but effective as of the 17th day of January, 2006.


                                                   OPERATOR
                                                   --------

WITNESSES:
                                                   NEWFIELD EXPLORATION COMPANY

--------------------------
Printed Name:

                                                   Name: _______________________
                                                   Title: ______________________
--------------------------
Printed Name:

                    MODEL FORM OF OFFSHORE OPERATING AGREEMENT



                                                   NON-OPERATORS:
                                                   --------------

WITNESSES:                                         RIDGEWOOD ENERGY CORPORATION


--------------------------
Printed Name:

                                                   Name: _______________________
                                                   Title: ______________________
---------------------------
Printed Name:




WITNESSES:                                         NORTHSTAR GULFSANDS, LLC

--------------------------
Printed Name:

                                                   Name: _______________________
                                                   Title: ______________________
--------------------------
Printed Name:

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT

                                 ACKNOWLEDGMENT
                                    OPERATOR:

STATE OF TEXAS   .ss
COUNTY OF HARRIS .ss


       On this______________ day of______________________, 2006, before me appeared W.M. Blumenshine, to me personally known, who, being by me duly sworn, did say that he is the Attorney-in-Fact of Newfield Exploration Company and that said instrument was signed on behalf of said company by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said company.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal of the day and year first above written.


                                                   ----------------------
                                                       Notary Public




                                 ACKNOWLEDGMENT
                                 NON-OPERATORS:

STATE OF TEXAS .ss
COUNTY OF HARRIS .ss



       BEFORE ME, the undersigned authority, on this________day of_____________, 2006, personally appeared______________________________ , to me personally known who, being by me duly sworn, did say that he is the____________________________ of Ridgewood Energy Corporation and that said instrument was signed on behalf of said company by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said company.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal of the day and year first above written.


                                                   ----------------------
                                                       Notary Public




STATE OF TEXAS .ss
COUNTY OF HARRIS .ss


       BEFORE ME, the undersigned authority, on this___________day of___________ 2006, personally appeared Brian H. Macmillan, to me personally known, who, being by me duly sworn, did say that he is the Vice President-Land of Northstar Gulfsands, LLC and that said instrument was signed on behalf of said company by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said company.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal of the day and year first above written.


                                                   ----------------------
                                                       Notary Public

                   MODEL FORM OF OFFSHORE OPERATING AGREEMENT


                                 ATTACHMENT "1"

                Attached to and made a part of the Memorandum of Operating Agreement and Financing Statement (Louisiana) dated effective January 17, 2006, by and between Newfield Exploration Company, as Operator and Ridgewood Energy Corporation and Northstar Gulfsands, LLC, as Non-Operators.

I.     DESCRIPTION OF LANDS AND LEASES WITHIN THE CONTRACT AREA
       --------------------------------------------------------

       Oil and Gas Lease dated February 1, 1971, bearing serial number OCS-G 02023, by and between the United States of America, as Lessor, and Texas Eastern Exploration Co., et al, as Lessees, covering all of Block 593, West Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. LA1B, INSOFAR AND ONLY INSOFAR AS said lease covers and affects the South Half (S/2) of said Block 593, containing approximately 5,000 acres.

II.    INTERESTS OF THE PARTIES IN THE CONTRACT AREA:
       ----------------------------------------------

           Newfield Exploration Company             50.00000%
           Ridgewood Energy Corporation             43.28499%
           Northstar Gulfsands, LLC                  6,71501%

III.   THE OPERATOR FOR THE LEASE SHALL BE:
       ------------------------------------

           Newfield Exploration Company

IV.    NOTIFICATION AND ADDRESSES OF THE DESIGNATED REPRESENTATIVES ARE AS
       -------------------------------------------------------------------
       FOLLOWS:
       --------


           Newfield Exploration Company
           363 N. Sam Houston Parkway, E., Ste. 2020
           Houston, Texas 77060
           Attn: Christina B. Linscomb
           Telephone: 281-847-6074
           Facsimile: 281-405-4207
           Email: clinscomb@newfield.com

           Ridgewood Energy Corporation
           11700 Old Katy Road, Suite 280
           Houston, Texas  77079
           Attn:  Mr. Greg Tabor
           Telephone: 281-293-8449
           Facsimile: 281-293-7705
           Email: gtabor@ridgewoodenergy.com


           Northstar Gulfsands, LLC
           11 Greenway Plaza, Suite 2800
           Houston, Texas  77046
           Attn: Michelle Mauzy
           Telephone: 713-386-1035
           Facsimile: 713-626-3444
           Email: mmauzy@nstarinterests.com